NOTE:    This is a (3) section multi-copy form.  All sections must be completed.


Multiple Copies -- Please Press Firmly or Type

                       MEMBERSHIP AGREEMENT
                  THE OHIO SAVINGS AND LOAN LEAGUE
                 MASTER SALARY SAVINGS PLAN AND TRUST

                                     Association Trust No.  57220


The Employer named below hereby establishes a Salary Savings Plan for Eligible Employees as provided in this Membership Agreement and the accompanying Master Plan and Trust ("Basic Document")/.

 1.    EMPLOYER INFORMATION:
       (a)    NAME AND ADDRESS:  WESTWOOD HOMESTEAD SAVINGS & LOAN
              ASSOCIATION, 3002 HARRISON AVENUE, CINCINNATI, OHIO  45211
       (b)    TAX ID NUMBER (EIN):  31-0488115
       (c)    FORM OF BUSINESS: [ ] Sole Proprietor  [ ] Partnership
              [X] Corporation  [ ] Subchapter S Corporation
       (d)    NAME OF INDIVIDUAL AUTHORIZED TO ISSUE INSTRUCTIONS TO THE
              TRUSTEE:
                       E. Thomas Adams   Phone No. 513-661-5735
 2.    EFFECTIVE DATE:
       (a)    This is a new Plan having an effective date of July 1,
1987
       (b)    This is an amended Plan.
              The effective date of the original Plan was
              The effective date of the amended Plan is
 3.    DEFINITIONS:
       (a)    "Entry Date":
       [ ]    (i)    The first day of the Plan Year during which an
Employee meets the eligibility requirements.
       [ ]    (ii)   The earlier of the first day of the Plan Year or
the first day of the seventh month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.
       [X]    (iii)  The first day of any of the following months
following the date on which an Employee meets the eligibility requirements: JULY, AUGUST, SEPTEMBER, OCTOBER, NOVEMBER, DECEMBER, JANUARY, FEBRUARY, MARCH, APRIL, MAY, JUNE
       (b) "Limitation Year": The 12 consecutive month period commencing on July 1, 1987 and ending on June 30, 1988
       (c)    "Normal Retirement Age": The date on which a Participant
attains age 65
       (d) "Plan Year": The 12 consecutive month period commencing on July 1, 1987 and ending on June 30, 1988
       (e)    "Valuation Date":  July 1, 1988 and [ ] quarterly
              [X] semiannually  [ ] annually thereafter.
 4.    ELIGIBILITY REQUIREMENTS:
       (a)    Classification:
              [ ]    The Plan shall cover all Employees regardless of
classification.
              [ ]    The Plan shall cover all Employees but will exclude
from participation any nondiscriminatory classification of Employees determined as follows:
              (i)    Service:
                     [ ]    The Plan shall have no service requirements.
                     [ ]    The Plan shall cover only Employees having
completed at least __________ (not more than three [3]) Years of Service. If the eligibility period exceeds one (1) Year of Service,
Section 7 of the Membership Agreement must be completed to provide a 100% vested and nonforfeitable benefit upon participation. If the Year(s) of Service selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year.

              (ii)    Age:
                      [ ]    The Plan shall cover only Employees having
attained age 18 (Not more than age 21).

 5.    CONTRIBUTIONS:
       The Employer shall make contributions to the Plan in accordance with the formula or formulas selected below:

       (a)    Participant Deferrals:
              The Employer shall contribute and allocate to each Participant's Employee Deferral Account an amount equal to the amount withheld from the Compensation of such Participant pursuant to his election up to the lesser of (i) 10.0% of such Compensation (not to exceed 15%); or (ii) $7,000 multiplied by the Adjustment Factor (as defined in the Basic Document).

  [ ]  (b)    Voluntary Participant Contributions (optional):
              A Participant may voluntarily make nondeductible
contributions to the Plan up to 10% of his total Compensation received as an Employee of the Employer. Voluntary contributions are subject to the limitation on Annual Additions defined in Section 4.06 of the Basic Document

  [ ]  (c)    Roll Over Contributions (optional):
              The Employer elects to allow roll over contributions from
other qualified pension and profit sharing plans.

[ ]    (d)    (i)    Employer Matching Contributions (optional):
                     The Employer elects to contribute and allocate to
each eligible Participant's Employer Matching Contributions Account an amount equal to 100% of the amount contributed and allocated in accordance with paragraph 5(a) above. The Employer shall not match Participant contributions as provided above in excess of 5.0% of the Participant's Compensation.

[ ]    (d)    (ii)    The Employer elects to contribute and allocate to
each eligible Participant's Employer Matching Contribution Account an amount equal to _____% of the first _____% and _____% of the next _____% of the amount contributed and allocated in accordance with paragraph 5(a) above. The Employer shall not match Participant contributions as provided above in excess of _____% of the Participant's Compensation.

[ ]    (e)    Discretionary Employer Contributions (optional):
              The Employer shall have the right to make an additional
contribution to be determined in the discretion of the Employer which shall be allocated to each eligible Employee's Discretionary Employer Contribution Account in proportion to his Compensation as a percentage of the Compensation of all eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any other employer contributions made hereunder.

[ ]    (f)    Minimum Employer Contribution for Top Heavy Plan:
              For any Plan Year during which the Plan is top heavy and
the minimum contribution requirements for top heavy plans are not met by another qualified plan maintained by the Employer, the sum of the Employer's contribution to eligible Employees under paragraphs 5(d) and 5(e) shall not be less than 3% of each eligible Employee's Compensation; provided that, if the largest percentage of Compensation allocated to Key Employees for the Plan Year is less than 3%, that largest percentage will be substituted for 3% under this Section 5(f), if the minimum contribution requirements are not met under the aforementioned paragraphs with respect to an Employee, the Employer shall make an additional contribution for such Employee under this paragraph in order to meet the 3% minimum.

[ ]    (g)    Eligibility for Allocations Under Paragraph (f):
              For a Plan Year during which the Plan is top heavy, the
Employer shall make a contribution under paragraph (f) for each Participant employed by the Employer on the last day of the Plan Year regardless of the hours worked by such Employee. The Employer shall also make a contribution under paragraph (f) for any Employee excluded from the Plan because his Compensation is less than a stated amount or because he failed to make a Participant Deferral Contribution.

[ ]    (h)    Eligibility for Allocations Under Paragraph (e): (Complete
only if paragraph (e) was elected)
              Provided the Plan is not top heavy, the Employer shall
make a discretionary Employer Contribution for each Participant employed by the Employer on the last day of the Plan year, provided such Employee completes 1,000 (not to exceed 1,000) Hours of Service during the Plan Year. The Employer shall also make a Discretionary Employer Contribution for each Participant who separated from employment during the Plan Year as a result of (check if desired): [ ] Retirement [ ] Disability [ ] Death [ ] Termination of employment, upon completion of 1,000 Hours of Service

 6.    LIMITATIONS ON ALLOCATIONS:
       Complete this section only if you maintain or ever maintained another qualified plan in which any Participant in this Plan is (or was) a Participant or could possibly become a Participant.

       (a) If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan.

       [ ]    the provisions of Section 4.06 of the Basic Document will
apply, as if the other plan was a Master or Prototype Plan.
       [ ]    (Provide the method under which the plans will limit total
Annual Additions to the Maximum Permissible Amount and will properly reduce any Excess Amounts in a manner that precludes Employer discretion). (Attach Provisions)

       (b) If the Participant is or ever has been a Participant in a defined benefit plan maintained by the Employer:

       [ ]    in any Limitation Year, the Annual Additions credited to
the Participant under this Plan may not cause the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction to exceed 1.0. If the Employer contributions that would otherwise be allocated to the Participant's Account during such year would cause the
1.0 limitation to be exceeded, the allocation will be reduced so that the sum of the fractions equals 1.0. Any contributions not allocated because of the preceding sentence will be allocated to the remaining Participants under the allocation formula under the Plan. If the 1.0 limitation is exceeded because of an Excess Amount, such Excess Amount will be reduced in accordance with Section 4.06 of the Basic Document.

       [ ]    (Provide the method under which the Plan involved will
satisfy the 1.0 limitation in a manner that precludes Employer discretion). (Attach Provisions)

 7.    VESTING:
       Each Participant shall have a fully vested and nonforfeitable interest in any Participant Deferral Contributions, Voluntary
Contributions and Roll Over Contributions and the investment earnings thereon.

       Each Participant shall acquire a vested and nonforfeitable percentage in his Account balance attributable to Employer Matching Contributions and Discretionary Employer Contributions and the earnings thereon under the schedule selected below.

       The computation period for purposes of determining Years of Service and Breaks in Service, for purposes of computing a Participant's nonforfeitable right to his Account balance derived from Employer Matching Contributions and Discretionary Employer Contributions shall commence on the date on which an Employee first performs an Hour of Service for the Employer; and each subsequent 12 consecutive month period shall commence on the anniversary thereof.

       A Participant shall receive credit for a Year of Service if he completes at least 1,000 Hours at any time during the 12 consecutive month period. Consequently, a Year of Service may be earned prior to the end of the 12 consecutive month period and the Participant need not be employed at the end of the 12 consecutive month period to receive credit for a Year of Service.
       [ ]  (a)  Two-twenty rule --

                                            PERCENTAGE VESTED
            YEARS OF SERVICE                AND NONFORFEITABLE

            Less than 2 Years                           0%
                 2 Years                               20%
                 3 Years                               40%
                 4 Years                               60%
                 5 Years                               80%
                 6 Years                              100%

       [ ]    Service prior to the Effective Date of the Plan shall be
disregarded when computing a Participant's vested and nonforfeitable interest.
       [ ]    Service prior to a Participant having attained age 18
shall be disregarded when computing a Participant's vested and nonforfeitable interest.

       [ ]  (b)  Immediate vesting --
            Each Employee shall be 100% vested in his Account balance derived from Employer Matching Contributions and Discretionary Employer Contribution and earnings thereon upon becoming a Participant.

 8.    SERVICE WITH PREDECESSOR ORGANIZATION:
       For purposes of satisfying the service requirements for eligibility, Hours of Service shall include service with the following predecessor organization(s):

 9.    INVESTMENTS:
       The Employer hereby designates savings accounts and such other investments authorized by the Trust Agreement at WESTWOOD HOMESTEAD SAVINGS & LOAN ASSOCIATION (name of the Association) as the medium for the investment contributions under the Plan.

10.    HARDSHIP WITHDRAWALS:
       [ ]    The Employer elects to permit Hardship Withdrawals from
the Plan pursuant to Section 6.02 of the Basic Document.

11.    BENEFITS PRIOR TO RETIREMENT:
       [ ]    (a)    Early Retirement
              The Employer elects to permit a Participant to retire early after he has attained the age of _____ and completed _____ Years of Service.
       [ ]    (b)    Disability Retirement
              The Employer elects to permit a Participant to retire if he becomes totally and permanently disabled, as defined in Section 7.03 of the Basic Document.

12.    PRESENT VALUE:
       For the purpose of establishing present value to compute the top heavy ratio, any benefit shall be discounted only for mortality and interest based on the following:
 Interest Rate:  10.0%.   Mortality Table:  UNITED STATES LIFE
                          TABLES: PUB. DEPT. OF HEALTH & HUMAN SERVICES

13.    GENERAL INFORMATION:
       (a) The Employer will be bound by all terms of the Basic Document as if it had executed it.
       (b) The Employer submits herewith information relative to each currently eligible Participant under the Plan.
       (c) An Employer who has ever maintained or who later adopts any plan (including after December 31, 1985, a welfare benefit fund, as defined in Code Section 419(e), which provides post-retirement medical benefits allocated to separate accounts for Key Employees, as defined in Code Section 419(d)(3)) in addition to this Plan, including any other plan sponsored by The Ohio Savings and Loan League, may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401. If the Employer who adopts or maintains multiple plans wishes to obtain reliance that its plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue.

        Except for (i) changes to the choice of options in the Membership Agreement; or (ii) amendments stated in the Membership Agreement which allow the Plan to satisfy Code Section 415 or to avoid duplication of minimums under Section 416 because of the required aggregation of multiple plans, if the adopting Employer amends the Plan or nonelective portions of the Membership Agreement, it will no longer participate in the Master Plan but will be considered to have an individually designed plan.

        If the Employer's Plan fails to retain qualification, such Plan will no longer participate in this master plan and will be considered an individually designed plan. If a plan of a particular Employer fails to retain its qualified status, such plan shall no longer be a member of this Plan, and the Trustee shall divest itself of the assets of the Employer's particular plan.

     INFORMATION PROVIDED BY THIS ASSOCIATION ON ACCOUNTS IS OF A
GENERAL NATURE ONLY.  IT IS RECOMMENDED THAT YOU SEEK ADVICE FROM YOUR
OWN COUNSEL.

======================================================================

Signed by                              CARL H. HEIMERDINGER, PRESIDENT
For the Firm of  WESTWOOD HOMESTEAD SAVINGS & LOAN ASSOCIATION
Business Address  3002 HARRISON AVENUE                  City  CINCINNATI
Telephone Number  (513) 661-5735                    Date Signed 12-19-89
Association WESTWOOD HOMESTEAD SAVINGS & LOAN ASSOCIATION, CINCINNATI Association Representative Signature E. THOMAS ADAMS, MANAGING OFFICER




This Membership Agreement is valid only if executed by the employer and White Copy (section I, II and III) is submitted to the Trustees.

                             401 (k)

                             SALARY
                             SAVINGS
                              PLAN


                THE OHIO SAVINGS AND LOAN LEAGUE

              MASTER SALARY SAVINGS PLAN AND TRUST

                         BASIC DOCUMENT

                            NUMBER 02


                    Effective January 1, 1991

                   OHIO SAVINGS & LOAN LEAGUE

                THE OHIO SAVINGS AND LOAN LEAGUE

              MASTER SALARY SAVINGS PLAN AND TRUST

                         BASIC DOCUMENT

                            NUMBER 02



                    Effective January 1, 1991

                THE OHIO SAVINGS AND LOAN LEAGUE
              MASTER SALARY SAVINGS PLAN AND TRUST
                         BASIC DOCUMENT

                        TABLE OF CONTENTS
                        -----------------
ARTICLE                                                      PAGE

     I.   DEFINITIONS
          -----------
          1.01      Accounts                                    1
          1.02      Adjustment Factor                           1
          1.03      Anniversary Date                            2
          1.04      Annual Additions                            2
          1.05      Association                                 2
          1.06      Break in Service                            3
          1.07      Code                                        3
          1.08      Common Law Employee                         3
          1.09      Compensation                                3
          1.10      Earned Income                               5
          1.11      Effective Date                              5
          1.12      Employee                                    5
          1.13      Employer                                    6
          1.14      Entry Date                                  6
          1.15      ERISA                                       6
          1.16      Family Member                               6
          1.17      Forfeitures                                 6
          1.18      Full Time                                   6
          1.19      Highly-Compensated Employee                 6
          1.20      Hour of Service                             8
          1.21      Inactive Participant                       10
          1.22      Leased Employee                            10
          1.23      Limitation Year                            11
          1.24      Lower-Compensated Employee                 11
          1.25      Master Plan                                12
          1.26      Membership Agreement                       12
          1.27      Normal Retirement Age                      12
          1.28      Owner-Employee                             12
          1.29      Participant                                12
          1.30      Partner-Employee                           12
          1.31      Plan                                       13
          1.32      Plan Administrator                         13
          1.33      Plan Year                                  13
          1.34      Projected Annual Benefit                   13
          1.35      Self-Employed Individual                   13

          1.36      Shareholder-Employee                       14
          1.37      Spouse or Surviving Spouse                 14
          1.38      Trust Fund                                 14
          1.39      Trustee                                    14
          1.40      Valuation Date                             14
          1.41      Year of Service                            15

     II.  PARTICIPATION
          -------------

          2.01      Eligibility and Election to Participate    15
          2.02      Eligibility Computation Period and Service 16
          2.03      Plan Covering Owner-Employees              16
          2.04      Reemployment                               17
          2.05      Employment After Normal Retirement Age     17
          2.06      Notification                               17
          2.07      Change in Employment Status                18
          2.08      Designation of Beneficiary                 18

     III. CONTRIBUTIONS
          -------------

          3.01      Contribution of Participant Deferrals      20
          3.02      Limitation of Participant Deferrals        22
          3.03      Participant Voluntary Contributions        25
          3.04      Rollover Contributions                     25
          3.05      Employer Matching Contributions            26
          3.06      Profit Sharing Employer Contributions      26
          3.07 Limitation of Participant Voluntary Contributions and Employer Matching
                         Contributions                         26
          3.08      Multiple Use of the Alternative Limitation 29

     IV.  PARTICIPANT'S ACCOUNTS; ALLOCATIONS
          -----------------------------------

          4.01      Participant's Accounts                     31
          4.02      Allocation of Employer Matching Contributions33
          4.03      Allocation of Profit Sharing Employer
                         Contributions                         33
          4.04      Vesting of Participant Accounts            33
          4.05      Allocation of Net Gains or Losses;
                         Crediting of Accounts                 45
          4.06      Limitation of Annual Additions             36
          4.07      Limitation of Reversion of Contributions   46

     V.   INVESTMENT OF CONTRIBUTIONS AND VALUATION OF TRUST FUND
          -------------------------------------------------------
          5.01      Undirected Investments                     47
          5.02      Directed Investments                       47
          5.03      Valuation of the Trust Fund                48

     VI.  WITHDRAWALS WHILE EMPLOYED
          --------------------------
          6.01      Withdrawal of Employee Deferral Accounts   48
          6.02      Hardship Withdrawals                       49
          6.03      Withdrawal of Voluntary Contributions Account50
          6.04      Amount and Payment of Withdrawals          50

     VII. AMOUNT AND DISTRIBUTION OF BENEFITS
          -----------------------------------
          7.01      Retirement Benefits                        51
          7.02      Death Benefits                             51
          7.03      Disability Benefits                        52
          7.04      Benefits Upon Termination of Employment    52
          7.05      Distribution of Benefits                   54
          7.06      Minimum Distributions                      54
          7.07      Rules Applicable to Distributions of
                         Death Benefits                        55
          7.08      Timing of Distributions                    57
          7.09      Definitions                                58
          7.10      Transitional Rule                          61

     VIII. ADMINISTRATION
           --------------
          8.01      Trustee                                    63
          8.02      Trust                                      63
          8.03      Plan Administrator                         68
          8.04      Qualified Domestic Relations Orders        68
          8.05      Claims Procedure                           69

     IX.  AMENDMENT TO THE PLAN
          ---------------------
          9.01      Right to Amend                             70

     X.   TERMINATION OF THE PLAN
          -----------------------
          10.01     Right to Terminate                         72
          10.02     Plan Merger and Consolidation              73

     XI.  PARTICIPANT LOANS
          -----------------

          11.01     Permissibility of Loans                    73
          11.02     Code Section 72(p) Limitations             73
          11.03     Additional Requirements                    74

     XII. TOP HEAVY PLAN PROVISIONS
          -------------------------

          12.01     General Rule and Definitions               76
          12.02     Minimum Contribution Provision             81

     XIII.MISCELLANEOUS
          -------------

          13.01     Voluntary Plan                             82
          13.02     Forfeitures                                82
          13.03     Designation of Dates                       83
          13.04     Non-alienation of Benefits                 83
          13.05     Inability to Receive Benefits              83
          13.06     Lost Participants                          84
          13.07     Service With Predecessor Employer          84
          13.08     Limitation of Rights                       84
          13.09     Gender                                     84
          13.10     Invalid Provision                          84
          13.11     Governing Law                              85
          13.12     Construction                               85
          13.13     Effective Date                             85

             THE OHIO SAVINGS AND LOAN LEAGUE
             --------------------------------
         MASTER SALARY SAVINGS PLAN AND TRUST
         ------------------------------------
                   BASIC DOCUMENT
                   --------------


          The Ohio Savings and Loan League hereby establishes the following Master Salary Savings Plan and Trust for use by those Member Associations and their customers who qualify and wish to adopt a qualified cash or deferred arrangement. Any Plan and Trust established hereunder shall be administered for the exclusive benefit of its Participants and their beneficiaries under the following terms and conditions:

                        ARTICLE I
                       ----------
                      DEFINITIONS
                      -----------
          Whenever used herein, the following words and phrases shall have the meaning specified below. Additional words and phrases may be defined in the text of the Plan.

1.01.     Accounts
- ------------

          "Accounts" means a Participant's Employee Deferral Account, his Voluntary Contributions Account, his Rollover Account, his Employer Matching Contributions Account and his Profit Sharing Employer Contributions Account, whichever may be applicable in accordance with the types of contributions selected by the Employer in its Membership Agreement.

1.02.     Adjustment Factor
- ----------------------

          "Adjustment Factor" shall mean the cost of living factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

1.03.  Anniversary Date
- -----------------------

          "Anniversary Date" means the last day of the Plan Year.

1.04.  Annual Additions
- -----------------------

          "Annual Additions" means the sum of the following amounts credited to a Participant's Accounts for the Limitation Year:
          (a) Employer contributions;

          (b) Employee contributions;

          (c) Forfeitures; and

          (d) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) of the Code, which are part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution
plan.   Also amounts derived from contributions paid or accrued
after December 31, 1985 in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee [as defined in
Section 419A(d)(3) of the Code], under a welfare benefit fund [as defined in Section 419(e) of the Code] maintained by the Employer are treated as Annual Additions to a defined contribution plan.

          For this purpose, any excess amount applied under Section 4.06(d) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

1.05.  Association
- ------------------

          "Association" means a member of The Ohio Savings and Loan League which is a "domestic building and loan association" as defined by Section 7701(a)(19) of the Code, either

(a) whose savings accounts, certificates of deposit or equity and debt securities have been designated by the Employer, in either the Membership Agreement or in writing to the Trustee, as the medium for investment of contributions under the Plan; or (b) which has been designated by the Employer in the Membership Agreement as the custodian of the Plan.

1.06.  Break in Service
- -----------------------

          "Break in Service" means a failure by an Employee to complete at least 501 Hours of Service during a 12-consecutive-month period beginning on the date on which he first performs an Hour of Service for the Employer or any anniversary of such date.

1.07.  Code
- -----------

          "Code" means the Internal Revenue Code of 1986, as may be amended from time to time.

1.08.  Common Law Employee
- --------------------------

          "Common Law Employee" means any employee of the Employer who, under common law, would have the status of an employee. Generally, reference to a Common Law Employee includes corporate employees unless such usage is clearly contrary to the context in which the term Common Law Employee is used.

1.09.  Compensation
- -------------------

          "Compensation" means compensation as that term is defined in Section 4.06. For any Self-Employed Individual (including an Owner-Employee, a Partner-Employee or a Shareholder-Employee), "Compensation" means Earned Income. Compensation shall include only that compensation which is actually paid to the Participant during the applicable period. Except as provided elsewhere in this Plan, the applicable period shall be the period elected by the

Employer in the Adoption Agreement. If the Employer makes no election, the applicable period shall be the Plan Year. Compensation shall also include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Section 125, 402(a)(8), 402(h) or 403(b) of the Code. For years beginning after December 31, 1988, the annual compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000. This limitation shall be adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If the period for determining compensation used in calculating an Employee's allocation for a determination period is a short Plan Year (i.e., shorter than 12 months), the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by the fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is 12. For this purpose, the rules of Section 414(q)(6) of the Code shall apply, except, in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation.

1.10.  Earned Income
- --------------------

          "Earned Income" means net earnings from self-employment in the trade or business with respect to which the Plan is established, determined in accordance with Section 401(c)(2) of the Code, provided that personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under
Section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164(f) of the Code for taxable years beginning after December 31, 1989. This definition shall apply solely for purposes of determining the actual deferral percentage under Section 3.02. When applicable to a Self-Employed Individual, Compensation shall mean Earned Income.

1.11.  Effective Date
- ---------------------

          "Effective Date" means the date specified by the Employer in the Membership Agreement.

1.12.  Employee
- ---------------

          "Employee" means any person who is a Common Law Employee, Leased Employee, Owner-Employee, Partner-Employee, Self-Employed Individual or Shareholder-Employee with respect to the Employer. For this purpose, the term "Employee" shall also mean any Employee of any other employer required to be aggregated with the Employer under Section 414(b), (c), (m), (n) or (o) of the Code.

1.13.  Employer
- ---------------

          "Employer" means the Self-Employed Individual, partner-ship, corporation or other organization which adopts this Plan, including any business that succeeds the Employer and adopts this Plan.

1.14.  Entry Date
- -----------------

          "Entry Date" means the date on which an Employee may commence participation in the Plan as determined by the Employer in the Membership Agreement.

1.15.  ERISA
- ------------

          "ERISA" means the Employee Retirement Income Security Act of 1974, as periodically amended.

1.16.  Family Member
- --------------------

          "Family Member" shall mean, with respect to any Employee, such Employee's Spouse and lineal ascendants and descendants and the spouse of such lineal ascendants or descendants.

1.17.  Forfeitures
- ------------------

          "Forfeitures" means the amount of a Participant's
Employer Matching Contributions Account and Profit Sharing Employer Contributions Account that such Participant is not entitled to receive under Section 7.04 upon the termination of his employment.

1.18.  Full Time
- ----------------

          "Full Time" means employment with the Employer for not less than the number of hours specified by the Employer in the Membership Agreement during the 12 consecutive calendar months for which a determination is made.

1.19.  Highly-Compensated Employee
- ----------------------------------

          "Highly-Compensated Employee" means a highly-compensated active employee and a highly-compensated former employee. A highly-compensated active employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year (a) received Compensation from the Employer in excess of $75,000 multiplied by the Adjustment Factor;
(b) received Compensation from the Employer in excess of $50,000 multiplied by the Adjustment Factor and was a member of the top-paid group for such year; or (c) was an officer of the Employer and received Compensation during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code.

          The term Highly-Compensated Employee also includes (a) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and (b) employees who are 5% owners at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (c) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly-Compensated Employee. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.

          A highly-compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year and was a highly-compensated active employee for either the separation year or any determination year ending on or after the

Employee's 55th birthday. If an Employee is, during a determination year or look-back year, a Family Member of either a 5% owner who is an active or former Employee or a Highly-Compensated Employee who is one of the 10 most highly-compensated employees ranked on the basis of compensation paid by the Employer during such year, then the Family Member and the 5% owner of top-10 highly-compensated employee shall be aggregated. In such case, the Family Member and 5% owner or top-10 highly-compensated employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and 5% owner or top-10 highly-compensated employee.

          The determination of who is a Highly-Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

1.20.  Hour of Service
- ----------------------

          "Hour of Service" means

          (a) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed:

          (b) each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501

Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor regulations which are incorporated herein by reference; and

          (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. An Hour of Service credited under paragraph (a) or (b) above will not be credited under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

          (d) Solely for the purpose of determining whether a Break in Service has occurred for eligibility or vesting, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited but for such absence or, in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. The total number of hours treated as Hours of Service under this paragraph shall not exceed 501 hours. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence due to

               (i)     the pregnancy of the Employee;

               (ii)     the birth of a child of the Employee:

               (iii) the placement of a child with the Employee in connection with the adoption of such child by the Employee: or

               (iv)     the caring for a child for a period
beginning immediately after birth or placement.

The Hours of Service credited under this paragraph (d) shall be credited either in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period or, in all other cases, in the following computation period.

          Hours of Service will be credited for employment with other members of an affiliated service group [under Section 414(m) of the Code], a controlled group of corporations [under Section 414(b) of the Code] or a group of trades or businesses under common control [under Section 414(c) of the Code] of which the Employer is a member and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code and the regulations thereunder. Hours of Service will also be credited for any individual considered an employee for purposes of this Plan under
Section 414(n) or 414(o) of the Code and the regulations thereunder.

1.21.  Inactive Participant
- ---------------------------

          "Inactive Participant" means a Participant whose employment with an Employer has continued but (a) whose partici-pation has been suspended as a result of making a withdrawal pursuant to Section 6.02 hereof; or (b) who has suspended his deferrals pursuant to Section 3.01 hereof.

1.22.  Leased Employee
- ----------------------

          "Leased Employee" means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (leasing organization), has performed services for the recipient [or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code] on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

          A Leased Employee shall not be considered an employee of the recipient if (a) such employee is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10% of Compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8),
Section 402(h) or Section 403(b) of the Code; (ii) immediate participation; and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than 20% of the recipient's non-highly-compensated work force.

1.23.  Limitation Year
- ----------------------

          "Limitation Year" means the 12-consecutive-month period elected by the Employer in the Membership Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

1.24.  Lower-Compensated Employee
- ---------------------------------

          "Lower-Compensated Employee" means any Employee who is neither a Highly-Compensated Employee nor a Family Member of a Highly-Compensated Employee.

1.25.  Master Plan
- ------------------

          "Master Plan" means The Ohio Savings and Loan League
Master Salary Savings Plan and Trust embodied in this document, as well as all amendments thereto.

1.26.  Membership Agreement
- ---------------------------

          "Membership Agreement" means the document attached hereto by which an Employer elects to establish a qualified cash or deferred arrangement under the terms of the Master Plan.

1.27.  Normal Retirement Age
- ----------------------------

          "Normal Retirement Age" means the age set by the Employer in the Membership Agreement at which a Participant may retire and receive his benefits under the Plan. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Membership Agreement.

1.28.  Owner-Employee
- ---------------------

          "Owner-Employee" means an individual who is a sole proprietor or partner who owns more than 10% of either the capital or profits interest of the partnership.

1.29.  Participant
- ------------------

          "Participant" means either (a) an Employee who is participating in the Plan in accordance with Article II for whom Accounts are being maintained; or (b) an Inactive Participant for whom Accounts are being maintained.

1.30.  Partner-Employee
- -----------------------

          "Partner-Employee" means a partner who owns 10% or less of either the capital or profits interest of a partnership.

1.31.  Plan
- -----------

          "Plan" means the Employer's salary savings plan as embodied by the Master Plan and the Membership Agreement.

1.32.  Plan Administrator
- -------------------------

          "Plan Administrator" means the Employer.

1.33.  Plan Year
- ----------------

          "Plan Year" means the 12-consecutive-month period beginning and ending on the dates designated by the Employer in the Membership Agreement.

1.34.  Projected Annual Benefit
- -------------------------------

          "Projected Annual Benefit" means the annual benefit to which a Participant would be entitled under all Employer sponsored defined benefit plans, assuming that the Participant continues employment until his Normal Retirement Age (or current age, if later), that the Participant's Compensation continues until his Normal Retirement Age (or current age, if later) at the rate in effect during the current Limitation Year and that all other factors relevant for determining benefits under the plans remain constant at the level in effect during the current Limitation Year.

1.35.  Self-Employed Individual
- -------------------------------

          "Self-Employed Individual" means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established. In addition, a "Self-Employed Individual" includes an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

1.36. Shareholder-Employee
- --------------------------

          "Shareholder-Employee" means an employee or officer of an electing small business (Subchapter S) corporation who owns [or is considered as owning within the meaning of Section 318(a)(1) of the Code], on any day during the taxable year of such corporation, more than 5% of the outstanding shares of the corporation.

1.37.  Spouse or Surviving Spouse
- ---------------------------------

          "Spouse" or "Surviving Spouse" means the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the Spouse or Surviving Spouse and a current spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

1.38.  Trust Fund
- -----------------

          "Trust Fund" means all contributions received by the Trustee under this Plan and Trust, investments thereof and earnings and appreciation thereon.

1.39.  Trustee
- --------------

          "Trustee" means the person or persons designated by The
Ohio Savings and Loan League to enter into this agreement as Trustee.

1.40.  Valuation Date
- ---------------------

          "Valuation Date" means the date or dates designated in the Membership Agreement on which the fair market value of the Trust Fund is determined for the purpose of valuing Participant
Accounts.

1.41.  Year of Service
- ----------------------

          "Year of Service" means a 12-consecutive-month period during which an Employee is a Full-Time Employee of the Employer, subject to any restrictions contained in the Membership Agreement.

                        ARTICLE II
                        ----------

                       PARTICIPATION
                       --------------

2.01.  Eligibility and Election to Participate
- ----------------------------------------------

          Employees who meet the eligibility requirements contained in the Membership Agreement on the Effective Date of the Plan shall be eligible to become Participants as of the Effective Date of the Plan. Other Employees shall be eligible to become Participants on the Entry Date designated in the Membership Agreement once they meet the eligibility requirements without a one-year Break in Service. If the Employer chooses either the optional graded vesting schedule or the cliff vesting schedule in the Membership Agreement, the preceding sentence shall be read without the phrase "without a one-year Break in Service."

          To make Participant deferrals pursuant to Section 3.01, the Employee must complete an enrollment form and designate a bene-ficiary. An Employee, who declines to make Participant deferrals at the time when he is initially eligible, shall nevertheless be a Participant for all other purposes under the Plan and may elect to make such deferrals on the next Entry Date thereafter, provided the Employee completes the required form at least 15 days prior to such date.

2.02.  Eligibility Computation Period and Service
- -------------------------------------------------

          For purposes of determining Years of Service and Breaks in Service for purposes of eligibility, the 12-consecutive-month period shall commence on the date on which an Employee first performs an Hour of Service for the Employer and each anniversary thereof.

          All Years of Service with other members of the controlled group of corporations, trades or businesses under common control or members of an affiliated service group shall be credited for purposes of determining an Employee's eligibility to participate. Further, service for any predecessor employer or employers designated in the Membership Agreement shall be treated as service for the Employer, provided that if the Employer maintains the plan of a predecessor employer, service with such employer shall be treated as service for the Employer.

2.03.  Plan Covering Owner-Employees
- ------------------------------------

          If this Plan provides contributions or benefits for one or more Owner-Employees who control both the Employer and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Code Sections 401(a) and (d) for the Employees of this and all other trades or businesses. If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Code Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan. If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled. For the purpose of this paragraph, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together, (a) own the entire interest in an unincorporated trade or business; or (b) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in the partnership. For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

2.04.  Reemployment
- -------------------

          If a Participant whose employment has terminated is subsequently reemployed, he shall be eligible to participate in the Plan on his date of reemployment.

2.05.  Employment After Normal Retirement Age
- ---------------------------------------------

          A Participant who continues in the employ of the Employer after his Normal Retirement Age shall continue to be a Participant for all purposes of the Plan.

2.06.  Notification
- -------------------

          The Plan Administrator shall notify each person eligible to participate in the Plan for the first time. If a person considers himself to be eligible to participate in the Plan and does not receive such notice from the Plan Administrator, he shall notify the Employer of the facts upon which his eligibility is based. Each Participant shall execute such documents, including designations and applications, as may reasonably be required by the Plan Administrator to participate in the Plan.

2.07.  Change in Employment Status
- ----------------------------------

          In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate in the Plan but has not incurred a one-year Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a one-year Break in Service, eligibility will be determined under the one-year Break in Service rules of the Plan.

          In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate in the Plan immediately if such Employee has satisfied the eligibility requirements of this Article II and would have otherwise previously become a Participant in the Plan.

2.08.  Designation of Beneficiary
- ---------------------------------

          (a) Each Participant shall designate a beneficiary to receive any death benefit payable under the Plan. In the event the Participant dies before a distribution has occurred pursuant to
Section 7.01, 7.03 or 7.04, such distribution shall be paid to the Participant's surviving Spouse.

          If there is no Surviving Spouse, or if the Surviving Spouse consents to forego receipt of the distribution in accordance with paragraph (b) below, distribution shall be made to any person, persons or entity designated by the Participant as a beneficiary hereunder. If more than one beneficiary is named, the Participant may specify the sequence and/or proportion in which payments must be made to each beneficiary. In the absence of such specification, payments shall be made in equal shares to all named beneficiaries. To the extent otherwise consistent with this Plan, a Participant may change his beneficiary from time to time by written notice delivered to the Plan Administrator in the manner prescribed by the Plan Administrator. If no beneficiary has been designated or if no designated beneficiary is living at the time of the Participant's death, payment of such death benefit, if any, to the extent permitted by law, shall be made to the surviving person or persons in the first of the following classes of successive preference of beneficiaries: (i) Surviving Spouse; (ii) issue, then living, per stirpes; (iii) executors or administrators. Any minor's share shall be paid to such adult or adults as have, in the opinion of the Plan Administrator, assumed custody and support of such minor. Proof of death satisfactory to the Plan Administrator must be furnished prior to the payment of any death benefit under the Plan.

          (b) If the Participant's beneficiary under the Plan is someone other than the Participant's Spouse, then such designation is subject to the Spouse's consent. Spousal consent shall be valid only if (i) it is made in writing on a form prescribed by the Plan Administrator; (ii) the Spouse acknowledges the effect of the consent; (iii) the Spouse consents to a specific alternate beneficiary; and (iv) the consent and acknowledgment are witnessed by a Plan representative or a notary public. If the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because his Spouse cannot be located, a designation of a beneficiary other than his Spouse will be deemed to have been made with spousal consent.

                           ARTICLE III
                      -----------
                          CONTRIBUTIONS
                     -------------

3.01.  Contribution of Participant Deferrals
- ------------------------------------------

          (a) Each Participant may elect for each Plan Year to defer a percentage of his Compensation up to the maximum percentage permitted in the Membership Agreement. Notwithstanding any provision to the contrary contained in the Plan or the Membership Agreement, Participant deferrals under this Plan, or any other qualified plan maintained by the Employer, during any calendar year, may not exceed $7,000 [or such other maximum amount hereinafter approved by the Secretary of the Treasury from time to time under Section 402(g)(5) of the Code] multiplied by the Adjustment Factor. Other dollar limitations may apply to Participant deferrals under Section 402(g) of the Code to the extent that a Participant makes Participant deferrals to arrangements other than cash or deferred arrangements under Section 402(h)(1)(B), 403(b), 457 or 501(c)(18) of the Code. Amounts
deferred by a Participant under this section shall be contributed by the Employer to the Participant's Employee Deferral Account no later than 30 days after the close of the Plan Year for which the contributions are deemed to be made, or such other time as provided in applicable regulations under the Code.

          (b) In the event a Participant notifies the Plan Administrator in writing by any March 1 that, with respect to the previous calendar year, such Participant has made elective Parti-cipant deferrals in excess of the amount described in Section 3.01(a) (taking into account for this purpose the aggregate salary deferrals made by the Participant to all qualified cash or deferred arrangements in which he participates), then the Plan Administrator shall return to such Participant by the next following April 15 the amount specified in such written notification of his elective Participant deferrals to the Plan during the previous calendar year, adjusted for income or loss. Such written notification shall be accompanied by the Participant's written statement that if such amounts are not distributed, such excess elective Participant deferrals, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code, will exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred. The income or loss allocable to excess elective Participant deferrals shall be determined by multiplying the income or loss allocable to the Participant's elective deferrals for the Plan Year by a fraction, the numerator of which is the excess elective Participant deferral on behalf of the Participant for the preceding Plan Year and the denominator of which is the Participant's account balance attributable to elective Participant deferrals on the last day of the preceding Plan Year.

          (c)  Effective Date of Deferral Election
          ----------------------------------------

          A Participant's election to make Participant deferrals shall be effective on the Entry Date following the filing of such election with the Plan Administrator, provided such election is delivered no less than 15 days before it is effective.

     (d)  Change in Percentage or Suspension of Deferrals
     ----------------------------------------------------

          A Participant's Participant deferral percentage will remain in effect, notwithstanding any change in his Compensation, until he elects to change such percentage. A Participant may elect to change his deferral percentage by delivering an election to the Plan Administrator. The change in deferral percentage shall be effective on the Entry Date following the filing of such election.

          A Participant may suspend his Participant deferrals at any time during a Plan Year, provided a written request is filed with the Plan Administrator. A Participant who suspends his Participant deferrals shall be referred to as an Inactive Parti-cipant and shall be ineligible to rejoin the Plan until the first Entry Date after the effective date of such suspension.

     (e)  Status of Deferrals
          -------------------

          Participant deferrals under this section shall be made by payroll deductions authorized by the Participant and shall be contributed to the Plan by the Employer. Participant deferrals constitute Employer contributions under the Plan and are intended to qualify as elective contributions under Code Section 401(k). Amounts allocated to a Participant's Employee Deferral Account shall be fully vested in such Participant and nonforfeitable at all times. The salary-deferral arrangement of this Plan and any other plans of the Employer [which include a cash or deferred arrangement under Section 401(k) of the Code and which are considered one plan for purposes of Section 401(a)(4) or Section 410(b) of the Code] shall be treated as one salary-deferral arrangement for purposes of applying the provisions of this Article III.

3.02.  Limitation of Participant Deferrals
- ------------------------------------------

          (a) Notwithstanding Section 3.01, the deferral percentages under Section 3.01 shall be modified as provided in paragraph (c) if the requirements of paragraph (b) are not satisfied.

          (b) An actual deferral percentage shall be determined for each Employee who is eligible to become a Participant. Such percentage shall be his total Participant deferrals divided by his Compensation in the Plan Year. With respect to Employees who are eligible to, but make no deferrals under this Plan, such actual deferral percentage shall be zero.

          For purposes of determining the actual deferral percentage of a Participant who is a Highly-Compensated Employee, the elective deferrals and Compensation of such Participant shall include the elective deferrals and Compensation of Family Members. Family Members, with respect to Highly-Compensated Employees, shall be disregarded as separate Employees in determining the actual deferral percentage both for Participants who are Lower-Compensated Employees and for Participants who are Highly-Compensated Employees.

          The determination and treatment of the elective deferrals and the actual deferral percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          The average of the actual deferral percentages for all eligible Employees who are Highly-Compensated Employees (High Average), when compared to the average of the actual deferral percentages for all eligible Employees who are Lower-Compensated Employees (Low Average), must meet one of the following requirements:

              (i)     the High Average is no greater than the Low
Average times 1.25; or

              (ii) the excess of the High Average over the Low Average is not greater than 2% (or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly-Compensated Employee) and the High Average is no greater than the Low Average times 2.0.

          (c) The Plan Administrator shall make a determination as of the last day of the Plan Year regarding the maximum Parti-cipant deferral contribution which each Participant who is a Highly-Compensated Employee may elect to defer, and any Participant who elected to defer more than his maximum permissible Participant deferral contribution shall be deemed to have elected to defer the maximum permissible Participant deferral contribution as determined by the Plan Administrator. The determination of a Participant's maximum permissible Participant deferral contribution shall be made after first determining whether such Participant has made excess elective Participant deferral contributions to the Plan under paragraph (b) of Section 3.01. If it is determined as of the end of the Plan Year that any amounts withheld by the Employer for such Participant exceed the amounts determined permissible by the Plan Administrator or if the amount of the Participant's Participant deferral contribution would limit the contribution the Employer has determined to make for its corresponding fiscal year, then the excess amount or the portion of the Participant's Participant deferral contribution which would so limit the Employer's contribution, together with interest thereon (if any), shall be returned by the Employer or the Trustee to the Participant within 2 1/2 months after the end of the Plan Year, but in no event later than the last day of the following Plan Year. In the event such excess amount over the maximum permissible Participant deferral contribution determined pursuant to paragraph (b) (together with interest thereon) is not returned to the Participant within 2 1/2 months after the end of the Plan Year, the Employer shall be subject to an excise tax imposed under Section 4979 of the Code equal to 10% of such excess amount.

          For purposes of this paragraph (c), Participant deferral contributions of Highly-Compensated Employees shall be reduced in the order of their actual deferral percentages beginning with those Highly-Compensated Employees with the highest actual deferral percentage. The Plan Administrator shall have the right to limit or reduce the Participant deferral contribu-tions of Participants, as it determines necessary and in any manner it determines, to ensure that the aggregate allocation to the Employee Deferral Accounts of all Participants will not exceed the amount permitted as a deduction by the Employer pursuant to the Code and to ensure that, with respect to any particular Participant, the amount credited to such Participant's Account for the Plan Year does not exceed the amount permissible under Section 415 of the Code.

3.03.  Participant Voluntary Contributions
- ------------------------------------------

          If permitted in the Membership Agreement, a Participant may elect to make voluntary contributions, in a fixed whole per-centage, from 1% to 10% of his aggregate Compensation for all years since becoming a Participant under this Plan and all other qualified plans of the Employer, by payroll deduction pursuant to the Participant's written authorization. Such amounts will be credited to the Participant's Voluntary Contributions Account and shall be fully vested in such Participant and nonforfeitable at all times.

3.04.  Rollover Contributions
- -----------------------------

          If permitted in the Membership Agreement, Participants may roll over distributions from other qualified pension or profit sharing plans. Amounts so rolled over shall be credited to the Participant's Rollover Account and shall be fully vested in such Participant and nonforfeitable at all times. Amounts transferred directly from other qualified pension or profit sharing plans shall be treated hereunder as rollovers. Notwithstanding any provision contained in this Section 3.04, this Plan shall not receive any rollovers or direct transfers from any defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise provide for a life annuity form of payment to any Participant.

3.05.  Employer Matching Contributions
- --------------------------------------

          If elected in the Membership Agreement, the Employer shall contribute to the Plan an amount which equals a percentage of the Participant deferrals made by Participants employed by the Employer. The percentage of Employer matching contributions, if any, shall be specified in the Membership Agreement. The amounts to be so contributed by the Employer shall be credited to the Participant's Employer Matching Contributions Account.

3.06.  Profit Sharing Employer Contributions
- --------------------------------------------

          If elected in the Membership Agreement, the Employer may make an additional contribution during each Plan Year that the Plan is in effect. The amount of this additional contribution shall be determined in the discretion of the Employer.

3.07.  Limitation of Participant Voluntary Contributions and
       Employer Matching Contributions
- ------------------------------------------------------------

          (a) Notwithstanding any provision contained herein, the Average Contribution Percentage for Participants who are Highly-Compensated Employees for each Plan Year and the Average Contribution Percentage for Participants who are Lower-Compensated Employees for the same Plan Year must satisfy one of the following tests:

               (i)     the Average Contribution Percentage for
Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Lower-Compensated Employees for the same Plan Year by 1.25; or

               (ii) the Average Contribution Percentage for Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Lower-Compensated Employees
          for the same Plan Year multiplied by two, provided that the Average Contribution Percentage for Participants who are Highly-Compensated Employees does not exceed the Average Contribution Percentage for Participants who are Lower-Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly-Compensated Employee.

          (b) For purposes of this section, the Contribution Percentage for any Participant who is a Highly-Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his Account under two or more plans described in
Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan.

          (c) In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan.

          (d) For purposes of determining the Contribution Percentage of an Employee who is a Highly-Compensated Employee, the Contribution Percentage Amounts and Compensation of such Employee shall include the Contribution Percentage Amounts and Compensation of Family Members. Family Members, with respect to Highly-Compensated Employees, shall be disregarded as separate Employees in determining the Contribution

Percentage both for Employees who are Lower-Compensated Employees and for Employees who are Highly-Compensated Employees.

          (e) For purposes of determining the Contribution Percentage test, Participant voluntary contributions are considered to have been made in the Plan Year in which contributed to the Trust. Employer matching contributions will be considered made for a Plan Year if made by the date specified in the applicable regulations and allocated to a Participant's Account for the Plan Year.

          (f) The determination and treatment of the Contribu-tion Percentage of any Employee shall satisfy such other require-ments as may be prescribed by the Secretary of the Treasury, including the requirements of Sections 401(m)(6) and 4979 of the Code.

          (g) For purposes of this section, the following terms shall have the specified meaning:

                    (i) "Average Contribution Percentage" shall mean the average (expressed as a percentage) of the Contribution
Percentages of the Eligible Participants in a group.

                    (ii)     "Contribution Percentage" shall mean
the ratio (expressed as a percentage) of the Participant's
Contribution Percentage Amounts to the Participant's Compensation for the Plan Year.

                    (iii)     "Contribution Percentage Amounts"
shall mean the sum of the Participant voluntary contributions and Employer matching contributions under the Plan on behalf of the Participant for the Plan Year. Such Contributions Percentage
Amounts shall include Forfeitures allocated to the Participant's

          Account, which shall be taken into account in the year in which such Forfeiture is allocated.

                    (iv) "Eligible Participant" shall mean any Employee who is eligible to make a Participant voluntary contribution or to receive an Employer matching contribution (including Forfeitures). Any Employee who is eligible to make a Participant voluntary contribution but elects not to do so shall nevertheless be treated as a Participant for all purposes under the Plan.

                    (v)     "Participant voluntary contribution"
shall mean a contribution made to the Plan pursuant to Section
3.03.

                    (vi) "Employer matching contribution" shall mean a contribution made to the Plan pursuant to Section 3.05.

3.08.  Multiple Use of the Alternative Limitation
- -----------------------------------------------

          Notwithstanding any provision of this Article III, if one or more Highly-Compensated Employees of the Employer is eligible to participate both in a cash or deferred arrangement and in a plan to which employee contributions and/or matching contributions are made, the sum of the High Average specified in Section 3.02 and the Average Contribution Percentage for Highly-Compensated Employees specified in Section 3.07 shall not exceed the aggregate limit. For purposes of this Section 3.08, the aggregate limit is the sum of

          (a)     125% of the greater of

                    (i)     the Low Average, as specified in
Section 3.02; or

                    (ii)     the Average Contribution Percentage
for the Lower-Compensated Employees, as specified in Section 3.07;
and

           two plus the lesser of

                    (i)     the Low Average; or

                    (ii)     the Average Contribution Percentage
for the Lower-Compensated Employees.

          (c) In no event shall the amount calculated under paragraph (b) exceed 200% of the lesser of

                    (i)     the Low Average; or

                    (ii)     the Average Contribution Percentage
for the Lower-Compensated Employees.

          For Plan Years through 1991 (or such date as may be extended by issuance or lack of issuance of specific regulations as specified in Notice 89-65 or subsequent information) an alternate aggregate limit may be used if it produces a better test result. The alternate aggregate limit shall be the sum of

          (a)     125% of the lesser of

                    (i)     the Low Average; or

                    (ii)     the Average Contribution Percentage
for the Lower-Compensated Employees; and

          (b)     two plus the greater of

                    (i)     the Low Average; or

                    (ii)     the Average Contribution Percentage
for the Lower-Compensated Employees.

          (c) In no event shall the amount calculated under paragraph (b) exceed 200% of the lesser of

                    (i)     the Low Average; or

                    (ii)     the Average Contribution Percentage
for the Lower-Compensated Employees.

          If it is determined, subsequent to the performance of the tests in Sections 3.02 and 3.07 and subsequent to the end of the Plan Year, that the test in this Section 3.08 has not been met, the Average Contribution Percentage for Highly-Compensated Employees must be reduced in the same manner as set forth in Section 3.07 so that there is no multiple use of the alternative limitation. If the reduction in the previous sentence is not sufficient to meet the test in this Section 3.08, then the High Average must be reduced in the same manner as set forth in Section 3.02 so that there is no multiple use of the alternative limitation.

                       ARTICLE IV
                       ----------
               PARTICIPANT'S ACCOUNTS; ALLOCATIONS
          -----------------------------------

4.01.  Participant's Accounts
- -----------------------------

          The Plan Administrator shall maintain Accounts as follows for each Participant:

          (a)     an Employer Matching Contributions Account to
                  record
                  ---------------------------------------------

                    (i)     his share of the Employer matching
contributions, allocated under Section 4.02; and

                    (ii)     his share of the net income, or net
losses, resulting from the investment thereof.

          (b)     a Profit Sharing Employer Contributions Account
                  to record
                  --------------------------------------------

                    (i)     his share of the profit sharing
Employer contributions, allocated under Section 4.03; and

                    (ii)     his share of the net income, or net
losses, resulting from the investment thereof.

          (c)     an Employee Deferral Account to record
                  --------------------------------------

                    (i)     the Participant's Participant
deferrals, minus any withdrawals; and

                    (ii)     his share of the net income, or net
losses, resulting from the investment thereof.

          (d)     a Voluntary Contributions Account to record
                  -------------------------------------------

                    (i)     the Participant's voluntary
contributions minus any withdrawals; and

                    (ii)     his share of the net income, or net
losses, resulting from the investment thereof.

          (e)     a Rollover Account to record
                  ----------------------------

                    (i)     the Participant's rollover from any
other qualified pension or profit sharing plan; and

                    (ii)     his share of the net income, or net
losses, resulting from the investment thereof.

4.02.  Allocation of Employer Matching Contributions
- ----------------------------------------------------

          Employer matching contributions made under Section 3.05 shall be credited to each Participant's Employer Matching Contributions Account as of each Valuation Date. In order to receive an allocation of the Employer matching contributions for any period, a Participant must be employed by the Employer on the relevant Valuation Date.

4.03  Allocation of Profit Sharing Employer Contributions
- ---------------------------------------------------------

          Profit sharing Employer contributions will be allocated to each Participant's Profit Sharing Employer Contributions Account in the ratio that such Participant's Compensation bears to the total Compensation of all Participants. The Employer shall not make any profit sharing Employer contributions on behalf of any Participant who is not a Full-Time Employee during the Plan Year. In addition, if so elected in the Membership Agreement, the Employer shall not make any profit sharing Employer contributions on behalf of any Participant who is not credited with at least 500 Hours of Service during the Plan Year and who is not employed with the Employer on the last day of the relevant Plan Year, except for those Employees that may be specified in the Membership Agreement.

4.04.  Vesting of Participant Accounts
- --------------------------------------

          Each Participant shall have a fully vested and nonfor-feitable interest in any Participant deferral contributions when made, voluntary contributions when made and rollover contributions when transferred and the investment earnings thereon.

          Amounts credited to a Participant's Employer Matching Contributions Account and Profit Sharing Employer Contributions Account shall become fully vested in such Participant and nonfor-feitable in accordance with the vesting schedule contained in the Membership Agreement.

Notwithstanding the previous sentence, a Participant shall be fully vested in his Employer Matching Contributions Account and his Profit Sharing Employer Contributions Account at his Normal
Retirement Age on the date of his death or, if disability retirement is permitted in the Membership Agreement, on the date of his total and permanent disability.

          The computation period for purposes of determining Years of Service and one-year Breaks in Service, for purposes of computing a Participant's nonforfeitable right to his Account derived from Employer matching contributions and profit sharing Employer contributions, shall commence on the date on which an Employee first performs an Hour of Service for the Employer; and each subsequent 12-consecutive-month period shall commence on the anniversary thereof.

          A Participant shall receive credit for a Year of Service if he completes a sufficient number of Hours of Service to be considered a Full-Time Employee at any time during the 12-consecutive-month period. Consequently, a Year of Service may be earned prior to the end of the 12-consecutive-month period and the Participant need not be employed at the end of the 12-consecutive-month period to receive credit for a Year of Service. The determination of Years of Service for vesting purposes shall be subject to any restrictions selected by the Employer in the Membership Agreement.

          If an Employee whose employment has terminated is subsequently reemployed and he has incurred five or more consecu-tive one-year Breaks in Service, all Years of Service after such one-year Breaks in Service will be disregarded for the purpose of determining whether his Employer Matching Contributions Account and his Profit Sharing Employer Contributions Account that accrued before such one-year Breaks in Service is nonforfeitable. Such a

Participant's service prior to such one-year Breaks in Service will count in determining whether Employer matching contributions allocated to his Employer Matching Contributions Account and profit sharing Employer contributions allocated to his Profit Sharing Employer Contributions Account after such one-year Breaks in Service are nonforfeitable only if (a) he had some nonforfeitable interest in his Employer Matching Contributions Account and his Profit Sharing Employer Contributions Account at the time of his separation from service; or (b) his aggregate number of Years of Service before such one-year Breaks in Service exceeds the number of his consecutive one-year Breaks in Service.

          If an Employee whose employment has terminated is subsequently reemployed and he has not incurred five or more consecutive one-year Breaks in Service, both his service prior to such one-year Breaks in Service and his service after such one-year Breaks in Service will count in determining whether Employer matching contributions allocated to his Employer Matching Contributions Account and profit sharing Employer contributions allocated to his Profit Sharing Employer Contributions Account both before and after such one-year Breaks in Service are nonfor-feitable. Separate Employer Matching Contributions Accounts and Profit Sharing Employer Contributions Accounts will be maintained for the Employee's pre-break and post-break Employer contributions. Both Employer Matching Contributions Accounts and both Profit Sharing Employer Contributions Accounts will share in the earnings and losses of the Trust Fund.

4.05.  Allocation of Net Gains or Losses; Crediting of Accounts
- ---------------------------------------------------------------

          As of each Valuation Date, the fair market value of the Trust Fund shall be determined in accordance with Section 5.02. The net increase or decrease in such values resulting from the investment of the assets therein and from administrative expenses charged to the Trust Fund, if any, shall be apportioned to each Participant's Accounts in proportion to the value thereof as of the last preceding Valuation Date.

4.06.  Limitation of Annual Additions
- -------------------------------------

    (a)  Basic Limitation
    ---------------------

          Notwithstanding Sections 3.01 and 3.02 and subject to the provisions of paragraphs (b) and (c) below, the maximum permissible amount of Annual Additions allocated to any Participant's Accounts for a Plan Year shall not exceed the lesser of (i) 25% of his Compensation in such Limitation Year: or (ii) the defined contribution dollar limitation: $30,000, or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year. The Compensation limitation referred to in (i) shall not apply to any contribution for medical benefits within the meaning of Section 401(h) or 419A(f)(2) of the Code which is otherwise treated as an Annual Addition under Section 415(1)(1) or 419A(d)(2) of the Code. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive-month period, the maximum permissible dollar amount under this section shall not exceed $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year multiplied by a fraction, the numerator of which shall be the number of months in the short Limitation Year and the denominator of which shall be 12.

          If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund as defined in Section 419(e) of the Code maintained by the Employer or an individual medical account as defined in Section

415(1)(2) of the Code maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the maximum permissible amount.

          For purposes of this section, "Compensation" means a Participant's Earned Income, wages, salaries and fees for profes-sional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income
(including, but not limited to, commissions paid salesmen, com-pensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances) under a nonaccountable plan
(as described in Code Reg. Subsection 1.62-2(c)) and excluding the following:

                    (i)     Employer contributions to a plan of
deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                    (ii) amounts realized from the exercise of a nonqualified stock option or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                    (iii)     amounts realized from the sale,
exchange or other disposition of stock acquired under a qualified stock option; and

                    (iv) other amounts which received special tax benefits or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee). For purposes of applying the limitations of this section, Compensation for a Limitation Year is the Compensation actually paid or includable in gross income during such year. Notwithstanding the preceding sentence, Compensation for a Parti-cipant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly-Compensated Employee (as defined in Section 414(q) of the Code) and contributions made on behalf of such Participant are nonforfeitable when made. For the purposes of this paragraph, "disability" means inability to engage in any substantial gainful activity by reason of any medically determinable physical or
          mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

        (b)  Participation in Other Defined Contribution Plan
             ------------------------------------------------

          The limitation of this Section 4.06 applies if, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund as defined in Section 419(e) of the Code maintained by the Employer or an individual medical account as defined in Section 415(1) (2) of the Code maintained by the Employer, which provides an Annual Addition during any Limitation Year. The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the maximum permissible amount reduced by the Annual Additions credited to a Participant's Account under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the maximum permissible amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the maximum permissible amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

          Prior to determining the Participant's actual Compensa-tion for the Limitation Year, the Employer may determine the maximum permissible amount for a Participant in the manner described in paragraph (d) of this Section 4.06. As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

          If, pursuant to the preceding paragraph, or as a result of the allocation of Forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

          If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of (i) the total excess amount allocated as of such date times (ii) the ratio of (A) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (B) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified master or prototype defined contribution plans. Any excess amount attributed to this Plan will be disposed in the manner described in paragraph (d) of this
Section 4.06.

          If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a master or prototype plan, Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with the preceding paragraphs of this Section 4.06(b) as though the other plan were a master or prototype plan unless the Employer provides other limitations in the Membership Agreement.

          For purposes of this Section 4.06, the term "master or prototype plan" shall mean a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

         (c)  Participation in this Plan and Defined Benefit Plan
              ---------------------------------------------------

          If a Participant has been a Participant in a qualified defined benefit plan as defined in Section 3(35) of ERISA and
Section 414(j) of the Code maintained by the Employer, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction for any year shall not exceed one. The Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with the Membership Agreement.

          The defined benefit plan fraction is a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefit under all defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of (i) 1.25 times the dollar limitation determined for the Limitation Year under Sections 415(b) and (c) of the Code; or (ii)
1.4 times the Participant's average annual earnings for the three consecutive years that produce the highest average, including any adjustments under Section 415(b) of the

Code. Notwithstanding the previous sentence, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 1.25 times the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987. All qualified plans maintained by the Employer must use the same Limitation Year.

          The defined contribution plan fraction is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts under all defined contribution plans main-tained by the Employer (whether or not terminated) for the current and all prior years, including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans (whether or not terminated) maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds as defined in Section 419(e) of the Code and individual medical accounts as defined in Section 415(1)(2) of the Code, maintained by the Employer, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of Service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of (i) 1.25 times the dollar limitation determined under

Sections 415(b) and (d) of the Code in effect under Section
415(c)(1)(A) of the Code, or (ii) 35% of the Participant's
Compensation for such year.

          If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987 and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986 but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as Annual Additions.

          For any years in which the Plan is "top heavy," "1.0" shall be substituted for "1.25" in determining the defined benefit fraction and the defined contribution fraction.

          As to each Participant, if, in any Limitation Year, the sum of the defined benefit plan fraction and the defined contri-bution plan fraction exceeds 1.0, the rate of benefit accruals under this Plan will be reduced so that the sum of the fractions equals 1.0.

          (d) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

          If, pursuant to the preceding paragraph or as a result of the allocation of Forfeitures, there is an excess amount, the excess will be disposed of as follows:

                    (i)     amounts attributable to the
Participant's voluntary contributions, to the extent they would reduce the excess amount, will be returned to the Participant:

                    (ii)     if after the application of
subparagraph (i) an excess amount still exists, amounts attributable to the Participant's deferrals will be reduced. Such amounts will be returned to the Participant as cash Compensation and will be subject to all federal, state, municipal and/or county taxes and other deductions which would apply to cash Compensation;

                    (iii)     if after the application of
subparagraphs (i) and (ii) an excess amount still exists and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's Account will be used to reduce Employer profit sharing contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year and each succeeding Limitation Year if necessary; provided, however, if after the application of subparagraphs (i) and (ii) an excess amount still exists and the Participant is not covered by the Plan at the end of the Limitation Year, the excess amount will be
          held unallocated in a suspense account. The suspense account will be applied to reduce future Employer profit sharing contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year and each succeeding Limitation Year if necessary;

                    (iv)     if after the application of
subparagraphs (i), (ii) and (iii) an excess amount still exists and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's Account will be used to reduce Employer matching contributions for such Participant in the next Limitation Year and each succeeding Limitation Year if necessary provided, however, if after the application of subparagraphs (i), (ii) and (iii) an excess amount still exists and the Participant is not covered by the Plan at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer matching contributions for all remaining Participants in the next Limitation Year and each succeeding Limitation Year if necessary;

                    (v) if a suspense account is in existence at any time during the Limitation Year pursuant to this paragraph, it will not participate in the allocation of the Trust Fund's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or any Employee contributions may be made to the Plan for
          that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

          (e) For purposes of the determination of the limita-tion on Annual Additions described in this Section 4.06, "employer" shall mean the employer that adopts this Plan and all members of a controlled group of corporations or commonly controlled trades or businesses as defined in Code Sections 414(b) and (c) of the Code as modified by Section 415(h) of the Code or affiliated service groups as defined in Section 414(m) of the Code of which the Employer is a part and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code as employed by a single employer. Such determination will be made assuming the phrase "more than 50%" is substituted for the phrase "at least 80%" each place it appears in Code Section 1563(a)(1).

4.07.  Limitation of Reversion of Contributions
- -----------------------------------------------

          Except as provided in paragraphs (a) through (c) below, Employer matching contributions and profit sharing Employer con-tributions made under the Plan shall be held for the exclusive benefit of Participants and their beneficiaries and may not revert to the Employer.

          (a) Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

          (b) In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualifi-cation by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

          (c) In the case of a contribution conditioned upon its deductibility under Code Section 404, to the extent the deduction is disallowed, the amount disallowed must be returned to the Employer within one year after the disallowance.


                         ARTICLE V
                         ---------

         INVESTMENT OF CONTRIBUTIONS AND VALUATION OF TRUST FUND
         -------------------------------------------------------

5.01.  Undirected Investments
- -----------------------------

          Unless the Employer elects, in the Membership Agreement, to direct the investment of the assets of the Plan, all contributions under the Plan shall be invested in a savings account, certificate of deposit or equity or debt securities (issued by an Association) at either the Association designated by the Employer in the Membership Agreement or any other Association designated by the Employer, in writing, to the Trustee. A separate account or certificate of deposit shall be maintained for each type of contribution elected by the Employer in the Membership Agreement and each such account shall be carried in the name of "the Trustee for (name of Employer) under The Ohio Savings and Loan League Master Salary Savings Plan." Notwithstanding the previous sentence, separate records of accounting shall be maintained by the Employer for each Participant which reflect such Participant's portion of each savings account or certificate of deposit.

5.02.  Directed Investments
- ---------------------------

          If the Employer elects, in the Membership Agreement, to direct the investment of the assets of the Plan, a money market account shall be established at the Association designated by the Employer in the Membership Agreement for the Plan. The investment decisions for the assets held in such money market account shall be made by the individual or individuals designated in the Membership Agreement. Such investment shall be made through a licensed broker-dealer, and neither the Trustee nor the Associa-tion at which such money market account has been established shall make any recommendations with respect to the disposition or continued retention of any such investment. Neither the Trustee nor the Association shall be under any duty or obligation to review any investment to be acquired, held or disposed of pursuant to the directions of the individual or individuals designated in the Membership Agreement. The Employer hereby agrees to indemnify and to defend the Trustee and the Association and to hold them harmless from and against any claim or liability that may be asserted against the Trustee or the Association by reason of any action taken by the individual or individuals designated in the Membership Agreement to make investment decisions pursuant to this Section 5.02.

5.03.  Valuation of the Trust Fund
- ----------------------------------

          As of each Valuation Date, the Trustee shall determine the current market value of the net assets of the Trust Fund.

                     ARTICLE VI
                     ----------

               WITHDRAWALS WHILE EMPLOYED
               --------------------------

6.01.  Withdrawal of Employee Deferral Accounts
- -----------------------------------------------

          Except as provided in Sections 3.01(b) and 3.02(c), the balance to the credit of a Participant in his Employee Deferral Account shall not be distributable until the Participant's retirement, death, disability, separation from service with the Employer, attainment of age 59 1/2, termination of the Plan (provided a total distribution is made and the Employer does not establish a successor plan), the date of the sale by the Employer of all of its assets (provided the affected Participant continues in the employ of the corporation acquiring such assets) or the date of the sale by the Employer of its interest in a subsidiary (provided the affected Participant continues in the employ of the subsidiary), except for any withdrawal distributions for hardship, if permitted under Section
6.02 of the Plan. No portion of a Participant's Employee Deferral Account shall be distributable merely by reason of the completion of a stated period of participation or the lapse of a fixed number of years.

6.02.  Hardship Withdrawals
- ---------------------------

          If permitted in the Membership Agreement, upon 30 days' written notice to the Plan Administrator and subject to its approval, a Participant may withdraw his Employee Deferral Account as of the Valuation Date immediately preceding his withdrawal request to the extent necessary to meet a financial hardship as defined in the Membership Agreement. The amount of any withdrawal under this section due to financial hardship shall not be in excess of the amount necessary to meet such financial hardship.

          An application for withdrawal pursuant to this section may only be approved by the Plan Administrator if a Participant either (a) certifies that his financial need cannot be met by insurance, reasonable liquidation of assets (not itself creating a hardship), cessation of Participant deferrals and Participant voluntary contributions, by other distributions or nontaxable loans from plans maintained by the Employer or by borrowing from commercial sources on reasonable commercial terms; or (b) elects to
(i) suspend his Participant deferrals and all Participant voluntary contributions to this Plan and all other plans maintained by the Employer for a period of 12 months following his receipt of a hardship distribution pursuant to this section; and (ii) have his Participant deferrals to this Plan for his taxable year immediately following the taxable year of the hardship distribution limited to the applicable limit on Participant deferrals under Section 402(g) of the Code minus his Participant deferrals for the taxable year of the hardship distribution.

6.03.  Withdrawal of Voluntary Contributions Account
- ----------------------------------------------------

          A Participant shall, upon 30 days' prior written notice to the Plan Administrator, be entitled to withdraw at any time his Voluntary Contributions Account as of the Valuation Date immediately following his withdrawal request. However, if the total value of the Participant's Accounts, as defined in Section 1.01, exceeds (or at the time of any prior distribution exceeded) $3,500, the consent of the Participant's Spouse is also required.

6.04.  Amount and Payment of Withdrawals
- ----------------------------------------

          All withdrawals under Article VI shall be effective as of the Valuation Date immediately preceding the date the Plan Administrator approves a withdrawal request from the Participant. The amount of such withdrawal shall be subtracted from the Participant's Account as of such Valuation Date and paid to the Participant in a single sum as soon as administratively possible.

                     ARTICLE VII
                     -----------

          AMOUNT AND DISTRIBUTION OF BENEFITS
          -----------------------------------

7.01.  Retirement Benefits
- --------------------------

          (a)  Normal Retirement
               -----------------

          The retirement benefit payable under the Plan in the case of a Participant whose employment with the Employer is terminated on or after his Normal Retirement Age shall be 100% of his Accounts on the Valuation Date immediately following his termination of employment. A Participant shall have a fully vested and nonforfeitable interest in the benefit described in this paragraph upon attainment of his Normal Retirement Age.

          (b)  Early Retirement
               ----------------

          Any Participant who meets the requirements specified in paragraph 10(a) of the Membership Agreement is eligible for early retirement under the Plan. The retirement benefit payable under the Plan in the case of a Participant who is eligible for early retirement shall be 100% of his Accounts on the Valuation Date immediately following his early retirement.

          In the event a Participant meets the service requirement specified above but separates from service before reaching the age specified in the Membership Agreement, such Participant will, upon satisfaction of the age requirement, commence to receive benefits, unless elected otherwise.

7.02.  Death Benefits
- ---------------------

          The death benefit payable to a beneficiary under the Plan in the case of a Participant whose employment with the Employer is terminated due to his death shall be 100% of his Accounts on the Valuation Date immediately following the Participant's death.

7.03.  Disability Benefits
- --------------------------

          If permitted in the Membership Agreement, the disability benefit payable under the Plan in the case of a Participant who becomes totally and permanently disabled shall be 100% of his Accounts on the Valuation Date immediately following the date of his total and permanent disability. A Participant shall be deemed totally and permanently disabled on the date that it is established by a licensed physician selected by the Plan Administrator that he is not able to perform his job for the Employer for which he is reasonably suited as a result of his education, training and experience. Such Participant must also qualify for Social Security disability benefits.

7.04.  Benefits Upon Termination of Employment
- ----------------------------------------------

          The benefit payable under the Plan in the case of a Participant whose employment with the Employer is terminated for any reason other than retirement, death or disability shall be 100% of his Employee Deferral Account, 100% of his Voluntary Contributions Account, 100% of his Rollover Account and the percentage of his Employer Matching Contributions Account and Profit Sharing Employer Contributions Account to which he is entitled pursuant to the vesting schedule contained in Section 4.04 based upon such Participant's Years of Service with the Employer at the time of his termination of employment. The Participant shall be entitled to the percentages of his Accounts, as described in the preceding sentence, as of the immediately following Valuation Date. If a Participant terminates service and the nonforfeitable amount of his Accounts does not exceed (and at no time prior to a distribution ever exceeded) $3,500, he shall receive a distribution of the value of the entire nonforfeitable amount of such Accounts after he has incurred a one-year Break in Service.

          If a Participant terminates service and the nonfor-feitable amount of his Accounts exceeds (or at the time of any prior distribution exceeded) $3,500, if he elects (with his Spouse's consent) to receive the nonforfeitable amount of his Accounts, he may receive a distribution of such Accounts after he has incurred a one-year Break in Service.

          If a Participant terminates service and elects (with his Spouse's consent) to receive the nonforfeitable amount of his Accounts, the remaining portion of such Accounts, if any, shall be treated as a Forfeiture. If the Participant elects to have distributed less than the entire nonforfeitable amount of his Accounts, the part of the remaining portion of such Accounts that will be treated as a Forfeiture is the total forfeitable portion multiplied by a fraction, the numerator of which is the amount of the distribution, and the denominator of which is the total value of the Participant's nonforfeitable Account.

          If a Participant receives a distribution pursuant to this section and the Participant resumes employment covered under this Plan, the Participant's Employer Matching Contributions Account and his Profit Sharing Employer Contributions Account will be restored to their amounts on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer matching contributions and Employer profit sharing contributions before the earlier of five years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs five consecutive one-year Breaks in Service following the date of distribution. If a Participant is deemed to receive a distribution pursuant to this section and he resumes employment covered under the Plan before the date on which he incurs five consecutive one-year Breaks in Service, upon the reemployment of such Participant, the Employer Matching Contributions Account and the Profit Sharing Employer Contributions

Account of the Participant will be restored to their amounts on the date of such deemed distribution.

7.05.  Distribution of Benefits
- -------------------------------

          Amounts distributable pursuant to Section 7.01, 7.02,
7.03 or 7.04 will be distributed to the Participant, or his beneficiary, in either a single sum payment in cash or in annual installment payments in cash.

          If a Participant's Accounts are to be distributed in other than an immediate lump sum, minimum annual payments under the Plan must be paid over one of the following periods (or a combination thereof):

          (a) a period certain not extending beyond the life expectancy of the Participant; or

          (b) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

7.06.  Minimum Distributions
- ----------------------------

          (a) If a Participant's benefit is to be distributed over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary; or (ii) a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

          (b) For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the designated benefici-ary, the method of distribution selected must assure that at least 50% of the present value of the amount available for dis-tribution is paid within the life expectancy of the Participant.

          (c) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with dis-tributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (i) the applicable life expectancy; or
(ii) if the Participant's Spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in paragraph (a) above as the relevant divisor without regard to proposed regulations under Section 1.401(a)(9)-2.

          (d) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

          (e) All distributions required under this Article VII shall be determined and made in accordance with the proposed regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)- 2 of such proposed regulations.

7.07.  Rules Applicable to Distributions of Death Benefits
- ----------------------------------------------------------

          (a) If the distribution of the Participant's Accounts has begun and he dies before such Accounts have been distributed to him, the remaining portion of such Accounts will be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

          (b) Subject to the succeeding paragraph, if the Participant dies before his distribution has begun, distribution of his Accounts shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with either of the following options:

                    (i)     if any portion of the Participant's
Accounts is payable to a designated beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; or

                    (ii) if the designated beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died; and (B) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

          (c) If the Participant has not made an election pursuant to this section by the time of his death, the Participant's designated beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would be required to begin under this section: or (ii) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire Accounts must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (d) If the Surviving Spouse dies before distribution to said Spouse begins, this section shall apply as if the Surviving Spouse were the Participant. Life expectancy of a Surviving Spouse may be recalculated annually; however, in the case of any other designated beneficiary, such life expectancy will be calculated at the time that payment first commences without further calculations. In addition, any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority. Life expectancy and joint and last survivor expectancy shall be computed by use of the expected return multiplied in Tables V and VI of Section 1.72-9 of the income tax regulations.

          (e) For the purposes of this section, distribution of a Participant's Accounts is considered to begin on the Partici-pant's required beginning date [or, if paragraph (d) above is applicable, the date distribution is required to begin to the Surviving Spouse pursuant to paragraph (b) above].

7.08.  Timing of Distributions
- ------------------------------

          Unless the Participant elects otherwise, distributions under the Plan pursuant to this Article VII will begin no later than 60 days after the latest of the close of the Plan Year in which (a) the Participant attains age 65 (or his Normal Retirement Age, if earlier); (b) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (c) the Participant terminates service with the Employer. In no event will the entire interest of a

Participant be distributed, or commence to be distributed, later than the Participant's required beginning date. With respect to a death benefit payable to a Surviving Spouse, the Surviving Spouse may elect to have distributions under the Plan to commence within 90 days following the date of the Participant's death.

          Notwithstanding the foregoing, the failure of a Parti-cipant and Spouse to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

7.09.     Definitions
- -----------------

          For purposes of this Article VII, the following terms shall have the meanings set forth in this Section 7.09.

          (a) Applicable life expectancy. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated beneficiary) as of the Participant's (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calcu-lated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year and, if life expectancy is being recalculated, such succeeding calendar year.

          (b) Designated beneficiary. The individual who is designated as the beneficiary under the Plan in accordance with Code Section 401(a)(9) and the proposed regulations thereunder.

          (c) Distribution calendar year. A calendar year for which a minimum distribution,is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 7.07.

          (d)   Required beginning date.
                  -----------------------

                    (i)     General rule. The required beginning
date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                    (ii)     Transitional rules. The required
beginning date of a Participant who attains age 70 1/2 before January 1, 1988 shall be determined in accordance with (A) or (B) below:

                    (A)     Non-5% owners. The required beginning
date of a Participant who is not a 5% owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

                    (B) 5% owners. The required beginning date of a Participant who is a 5% owner during any year beginning after December 31, 1979 is the first day of April following the later of

                         (1)     the calendar year in which the
Participant attains age 70 1/2; or

                         (2)     the earlier of the calendar year
with or within which ends the Plan Year in which the Participant becomes a 5% owner or the calendar year in which the Participant retires.

          The required beginning date of a Participant who is not a 5% owner, who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989 is April 1, 1990.

                    (iii) 5% owner. A Participant is treated as a 5% owner for purposes of this section if such Participant is a 5% owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

                    (iv) Once distributions have begun to a 5% owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.

          (e)     Participant's Benefit.
                    (i)     The Account as of the last Valuation
Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or Forfeitures allocated to the Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

                    (ii)     For purposes of subparagraph (i)
above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

7.10.  Transitional Rule
- ------------------------

          (a) Notwithstanding the other requirements of this article, distribution on behalf of any Employee, including a 5% owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                    (i)     the distribution by the Trust is one
which would not have disqualified such Trust under Section
401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984;

                    (ii) the distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a beneficiary of such Employee;

                    (iii) such designation was in writing, was signed by the Employee or the beneficiary and was made before January 1, 1984;

                    (iv)     the Employee had accrued a benefit
under the Plan as of December 31, 1983;

                    (v) the method of distribution designated by the Employee or the beneficiary specifies the time at which distribution will commence, the period
          over which distributions will be made and, in the case of any distribution upon the Employee's death, the beneficiaries of the Employee listed in order of priority.

          (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

          (c) For any distribution which commences before January 1, 1984 but continues after December 31, 1983, the Employee or the beneficiary to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subparagraphs (i) and (v).

          (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the proposed regulations thereunder but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 shall apply.

                          ARTICLE VIII
                         -------------
                         ADMINISTRATION
                         --------------

8.01.  Trustee
- --------------

          The Trustee shall act as Trustee of the Master Plan. The Trust shall be deemed to form a part of this Plan, and any and all rights or benefits which may accrue to any person under this Plan shall be subject to all the terms and provisions of the Trust. The Trustee shall be entitled to reasonable compensation for its services. If the Participant's Account is opened after January 1, the full fee shall be due and payable for the balance of the first year. This fee shall be payable by the Association and remitted with the annual report in January of each year. The Association shall have the option of deducting the fee from the Participant's individual savings account.

          Taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon or with respect to the Trust or any money, securities or other property forming a part thereof, except any taxes properly attributable to any Participant or his beneficiary or beneficiaries, shall be paid by the Trustee out of the Trust Fund; and until paid, the same shall constitute a charge upon the Trust Fund.

8.02  Trust
- -----------

          The Ohio Savings and Loan League hereby establishes with the Trustee a Trust, as part of the Plan, consisting of such sums of money and other property as shall from time to time be paid or delivered to the Trustee, and such earnings and profits thereon as may occur from time to time. All such money and other property and all investments and reinvestments made therewith or proceeds thereof and all earnings and profits thereon, less the payments which shall have been made by the Trustee as authorized herein, are referred to herein as the "Trust Fund." Legal title to the Trust Fund shall be held by the Trustee and dealt with solely in accordance with the express provisions of this Section 8.02.

          The Trustee is directed and authorized (a) to hold, invest and reinvest the Trust Fund; (b) to pay monies from the Trust Fund pursuant to the order of an Employer as provided in the Plan for the purpose of distributing to the persons entitled thereto the benefits due them; and (c) to pay the expenses of the Trust and Plan as hereinafter provided. Except as may be provided in Section 4.07, no part of the corpus or income of the Trust shall, in any event, be used for or diverted to purposes other than for the exclusive benefit of persons entitled to benefits under the Plan.

          The Trustee shall invest the Fund and keep the same invested in a savings account, certificate of deposit or equity or debt securities (issued by the Association) at either the Association designated by the Employer in the Membership Agreement or at any Association designated by the Employer, in writing, to the Trustee. Despite any other provisions hereof, the Trustee may not invest in or hold any property, if and to the extent such investment or holding could constitute a violation of ERISA.

          Subject to its obligation not to engage in or cause the Plan to engage in a prohibited transaction within the meaning of ERISA, or otherwise to violate ERISA, the Trustee is authorized and empowered

          (a) from time to time, to employ suitable agents and counsel (including investment counsel) and to pay them and other persons, firms or corporations rendering services in connection with the Plan or the Trust reasonable expenses and compensation; however, the Trustee shall not be responsible for any loss occasioned by such agents or legal counsel selected with reasonable care;

          (b) to do all acts which it may deem necessary or proper and to exercise any and all powers of the Trustee under this
Section 8.02 upon such terms and conditions as it may deem to be for the best interests of the Trust Fund.

          The expenses incurred by the Trustee in the performance of its duties hereunder, including reasonable expenses and com-pensation as aforesaid for agents and counsel and other persons, firms or corporations, the Trustee's reasonable compensation and all other proper charges and disbursements of the Trustee, including any and all taxes of any kind whatsoever which may be levied or assessed under existing or future laws of any juris-diction upon, or in respect of, the Trust hereby created or the Trust Fund or any money or property forming a part thereof may be paid by the Association pursuant to Section 8.01 of the Plan, in whole or in part, at its election; provided, however, that if the Association shall not elect to pay said expenses, in whole or in part, then any unpaid expenses shall be paid by the Trustee out of the Trust Fund; and the aforesaid expenses, to the extent that they are not paid by the Association, shall constitute a charge upon the Trust Fund.

          The Association shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder; and all accounts, books and records relating thereto shall be open at all reasonable times to inspec-tion and audit by any person designated by the participating Employer or by the Trustee. The Association shall forward to the Trustee upon request (including an annual report in January of each year) a statement of the contributions, earnings and current balance in each savings account.

          Each Employer, upon application to The Ohio Savings and Loan League, shall be entitled to receive a statement of the cur-rent status of the assets held for the benefit of its Employees. The Trustee shall be entitled to rely on all accounts rendered by the Association.

          Any Trustee may be removed as to any particular Employer by action of that Employer or, as to all Employers, by action of all Employers collectively or by The Ohio Savings and Loan League at any time upon 60 days' notice in writing to the Trustee and The Ohio Savings and Loan League. A Trustee may resign at any time as to any particular Employer or as to all Employers collectively upon 60 days' notice in writing to the Employer and The Ohio Savings and Loan League. Upon such removal or resignation of the Trustee, The Ohio Savings and Loan League shall within 30 days appoint and designate a successor Trustee, who shall qualify as such by delivering a written acceptance of the Trust to The Ohio Savings and Loan League; and the Trustee shall assign and transfer and pay over to such successor Trustee all cash and other property then constituting the Trust Fund less any amounts constituting charges and expenses not therefor paid, whether in connection with the settlement of its accounts or otherwise. Within a reasonable period after the removal or resignation of the Trustee, the Trustee shall file with The Ohio Savings and Loan League a written report setting forth all investments, receipts, disbursements and other transactions effected by it during such fiscal year or during the period from the close of such fiscal year to the date of such removal or resignation, including a description of all cash and other property held at the end of such calendar year or other period, with the fair market value of such assets. Any successor Trustee shall have all the powers and responsibilities herein conferred upon the original Trustee.

          Any action by an Employer pursuant to any of the provisions of this agreement shall be evidenced by a written instruction to the Trustee by the Employer. The Ohio Savings and Loan League and the Trustee shall act, and shall be fully protected in acting, in accordance with such written instructions; and The Ohio Savings and Loan League and the Trustee shall be indemnified by the Employer for any liability incurred as a result of the Employer's instructions or lack of instructions. The preceding sentence shall not affect or diminish the rights of any Participants. If at any time an Employer shall be incapable of providing instructions to the Trustee, the Trustee may act, and shall be protected in acting, without such instructions as in its discretion it deems advisable under the circumstances for carrying out the provisions of the Trust. The Trustee shall be fully protected in making payments of monies upon requisition of the Employer and shall be charged with no responsibility whatsoever respecting the application of such monies or for the administration of the Plan. The Employer shall promptly furnish to the Trustee from time to time certificates evidencing the names of all parties or the proprietor, together with specimens of their signatures. The Trustee shall be entitled to rely upon such certificates as evidence of the identity and authority of the persons disclosed thereby.

          This Trust is hereby declared irrevocable, but The Ohio Savings and Loan League reserves the right at any time and from time to time (a) to modify or amend in whole or in part by written agreement with the Trustee any or all of the provisions of this agreement: or (b) to terminate this agreement upon 30 days' notice in writing to the Trustee; provided, however, that no modification or amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee's consent. In the event of termination of the Trust, the limitation on distribution of benefits, as stipulated in the Master Plan, shall continue to apply. In making such or any other payments or deliveries to or on order of an Employer, however, the Trustee shall have no duty to determine whether or not they constitute any use or diversion of the Trust Fund for purposes other than the payment or provision for the payment of the retirement benefits and the cash payments provided for in the Plan.

8.03.  Plan Administrator
- -------------------------

          The duties of the Plan Administrator shall include, but not be limited to, determining the eligibility of each Participant to participate in and to receive benefits under the Plan; settling questions arising from the operation of the Plan; maintaining such records as may be necessary for the effective administration of the Plan and preparing such forms, reports and returns as may be required by applicable federal and state law and employing accountants, actuaries, clerical help, legal counsel or such other assistance as may be required by law or as the Plan Administrator in its discretion shall deem advisable.

8.04.  Qualified Domestic Relations Orders
- ------------------------------------------

          The Plan Administrator shall determine whether domestic relations orders represent "qualified domestic relations orders" as that term is defined in Code section 414(p) or a successor provision. If the Plan Administrator determines the order is a qualified domestic relations order, it shall direct the manner and time of distribution pursuant to the order. Prior to such determination, the Plan Administrator shall promptly notify the Participant affected with respect to the order and any payee under the order of the receipt of the order. The Plan Administrator shall send such notices to the address set forth in the order or, if the address is not set forth therein, to the last known address. Such notice shall state that the Plan Administrator is in the process of determining whether the order is a qualified domestic relations order, and such notice shall also permit a reasonable period under the circumstances for comment with respect to such determination. During such period, the Plan Administrator shall cause the amounts otherwise payable under the order to be segregated in a separate Account. After the determination is made, the Plan Administrator shall notify the Participant and any payee under the order of such determination. Any payee may designate a representative for receipt of copies of notices sent to the payee with respect to the order.

8.05.  Claims Procedure
- -----------------------
          The Plan Administrator shall give written notice to any Participant or beneficiary of the denial of a claim for the com-mencement or continuation of benefits under the Plan. Such notice shall be delivered to the claimant or sent to the claimant's last known address and shall include a specific reference or references to pertinent Plan provisions upon which the denial is based, a description of any additional material or information for the claimant to perfect his claim, which description shall indicate why such material or information is needed and an explanation of the Plan's claims review procedure.

          In the event that the claimant wishes to appeal his claim's denial, he or his duly authorized representative shall file a written request with the Plan Administrator for a review. Such request must be made within 60 days of the receipt by the claimant of the notice of his claim denial. The claimant or his representative may review pertinent documents relating to the claim and its denial and may submit issues and comments in writing to the Plan Administrator. The Plan Administrator shall hear such appeal and shall make a decision on the merits of the claim within 60 days of receipt of a request for review or, if circumstances require an extension of time for processing, then as soon as practicable but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons therefor and specific references to the pertinent Plan provisions on which the decision is based.

                           ARTICLE IX
                           ----------

                     AMENDMENT TO THE PLAN
                     ---------------------

9.01.  Right to Amend
- ---------------------

          Except as provided herein, The Ohio Savings and Loan League may amend any part of the Master Plan. Except for (a) changes to the choice of options in the Membership Agreement; (b) amendments stated in the Membership Agreement which allow the Plan to satisfy Code Section 415 or to avoid duplication of minimums under Code Section 416 because of the required aggregation of multiple plans; or (c) adoption of certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually-designed, if the adopting Employer amends the Plan or nonelective portions of the Membership Agreement, it will no longer participate in the Master Plan but will be considered to have an individually-designed plan. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Section

412(d) of the Code, will no longer participate in the Master Plan and will be considered to have an individually-designed plan.

          If the Plan's vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top heavy vesting schedule, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have his nonforfeitable Accounts computed under the Plan without regard to such amendment or change. For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five Years of Service" for "three Years of Service" where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of (a) 60 days after the amendment is adopted; (b) 60 days after the amendment becomes effective or
(c) 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

          No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's Accounts may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Accounts or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer Contributions Account will not be less than his percentage computed under the Plan without regard to such amendment.

                         ARTICLE X
                         ---------

                 TERMINATION OF THE PLAN
                 -----------------------

10.01.  Right to Terminate
- --------------------------

          This Master Plan is created with the intent and purpose that it shall qualify as a Plan in accordance with Code Sections 401 et seq. The Ohio Savings and Loan League expects to continue the Master Plan indefinitely; however, the right to discontinue the Master Plan is necessarily reserved by The Ohio Savings and Loan League.

          In the event of the termination of this Master Plan, each Employer's Plan shall become an individual plan and continuation or termination of such plan shall be at the discretion of the Employer. If all or a portion of the business of the Employer is continued by a successor who qualifies as an Employer as that term is defined in this Plan, the successor may elect to continue the Plan in effect, in which case the Trust shall continue to be held, administered and distributed in accordance with the terms of the Trust Agreement and the Plan.

          If an Employer's Plan fails to attain or retain qualification, the funds of such Plan will be removed from the Master Plan as soon as administratively feasible.

          In the event of termination or partial termination of an Employer's Plan, the limitations on distribution of benefits shall continue to apply. All affected Participant Accounts shall be fully vested upon termination or partial termination or upon discontinuance of contributions.

10.02.  Plan Merger and Consolidation
- -------------------------------------

          If the Plan is merged or consolidated with any other plan, or if the assets or liabilities of the Plan are transferred to any other plan, each Participant shall be entitled to a benefit immediately after such merger, consolidation or transfer (determined as if such plan then terminated) at least equal to the benefit to which he would have been entitled had the Plan terminated immediately prior to such merger, consolidation or transfer.

                          ARTICLE XI
                          ----------

                      PARTICIPANT LOANS
                      -----------------

11.01.  Permissibility of Loans
- -------------------------------

          If the Employer so elects, in the Membership Agreement, any Participant in the Plan may borrow funds from his Accounts pursuant to a loan program established by the Employer and admin-istered by the Trustee. Any loans granted under such program shall be deemed investments of the Trust Fund. All Participant loans from the Plan must comply with the provisions of Sections 11.01 and 11.02.

11.02.  Code Section 72 (p) Limitations
- ---------------------------------------

          No loan to any Participant can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made or (b) one-half the present value of the nonforfeitable Accounts of the Participant or, if greater, the total Accounts up to $10,000. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Sections 414(b), 414(c) and 414(m) of the Code are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this section.

11.03.  Additional Requirements
- -------------------------------

          All loans made under this Plan shall, in accordance with
Section 4975(d)(1) of the Code, comply with the following requirements:

          (a) Loans shall be made available to all Participants on a reasonably equivalent basis.

          (b)     Loans shall not be made available to Highly-
Compensated Employees in an amount greater than the amount made available to other Employees.

          (c) Each Participant shall apply for a loan by filing a written application with the Employer stating, at least, the amount required to be borrowed and the reason for such loan.

          (d) The Employer shall review each application and shall apply criteria established in a nondiscriminatory manner to determine whether to approve any loan to any

Participant. Such criteria shall include, but not be limited to, the credit worthiness of the Participant, the amount of the loan requested, the security for such loan and the reason stated by the Participant for the need for such loan.

          (e) Loans must be adequately secured and bear a reasonable interest rate. For this purpose, a Participant's vested Account shall constitute sufficient collateral for a loan, provided that at no time may more than 50% of such vested Account be used as security for all outstanding loans made to the Participant under the Plan, determined immediately after the most recent loan is extended. A reasonable interest rate shall be determined for each loan by the Employer based upon prevailing interest rates for similar loans in the surrounding business community in which the Plan is administered.

          (f) A Participant must obtain the consent of his Spouse, if any, to use his Accounts as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Accounts are used for renegotiation, extension, renewal or other revision of the loan.

          (g) Default on a loan shall exist upon the occurrence of any event enumerated as an "event of default" in the promissory note or security agreement executed by the Participant. In the event of default, foreclosure on the note and attachment of the portion of the Participant's Account provided as security will occur upon a distributable event under the Plan.

          If a valid spousal consent has been obtained in accord-ance with subparagraph (f), then, notwithstanding any other provision of this Plan, the portion of the Participant's vested Accounts used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Accounts payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested Accounts (determined without regard to the preceding sentence) are payable to the Surviving Spouse, then the Accounts shall be adjusted by first reducing the vested Accounts by the amount of the security used as repayment of the loan and then determining the benefit payable to the Surviving Spouse.

                       ARTICLE XII
                       -----------

                  TOP HEAVY PLAN PROVISIONS
                  -------------------------

12.01.  General Rule and Definitions
- ------------------------------------

          If the Plan is or becomes top heavy in any Plan Year, the provisions of this article will supersede any conflicting provisions in the Plan or Membership Agreement. The following definitions and rules are necessary to comply with related federal tax requirements:

          (a) Key Employee: Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds 50% of the dollar limitation under Section 415 (b) (1) (A) of the Code, an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such individual's annual compensation exceeds the dollar limitation under Code Section 415(c)(1)(A), a 5% owner of the Employer or a 1% owner of the Employer who has annual compensation of more than $150,000. Annual compensation means compensation as defined in
Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Sections 125, 402(a)(8),.402(h) or 403(b) of the Code. The determination period is the Plan Year containing the determination date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

          (b) Top heavy plan: For any Plan Year, this Plan is top heavy if any of the following conditions exists:

                    (i)     if the top heavy ratio for this Plan
exceeds 60% and this Plan is not part of any required aggregation group or permissive aggregation group of plans;

                    (ii)     if this Plan is a part of a required
aggregation group of plans but not part of a permissive aggregation group of plans and the top heavy ratio for the permissive aggregation group exceeds 60%;

                    (iii) if this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top heavy ratio for the permissive aggregation group exceeds 60%.

          (c)     Top heavy ratio:

                    (i) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which, during the five-year period ending on
          the determination date(s), has or has had accrued benefits, the top heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the determination date(s) [including any part of any Account balance distributed in the five-year period ending on the determination date(s)], and the denominator of which is the sum of all Account balances [including any part of any Account balance distributed in the five-year period ending on the determination date(s)], both computed in accordance with Code
Section 416 and the regulations thereunder. Both the numerator and denominator of the top heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code
Section 416 and the regulations thereunder.

                    (ii) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which, during the five-year period ending on the determination date(s), has or has had any accrued benefits, the top heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for Key Employees as of the determination date(s), and the denominator of which is the sum of the Account
          balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                    (iii) For purposes of (i) and (ii) above, the value of Account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code Section 416 and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The Account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year; or (B) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the five-year period ending on the determination date will be disregarded. The calculation of the top heavy ratio and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the top heavy ratio. When aggregating plans, the value of Account balances and
          accrued benefits will be calculated with reference to the determination date(s) that fall within the same calendar year.

                    (iv) The accrued benefit of a Participant other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer; or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of
Section 411(b)(1)(C) of the Code.

          (d) Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

          (e) Required aggregation group: (i) Each qualified plan of the Employer in which at least one Key Employee partici-pates or participated at any time during the determination period (regardless of whether the Plan has terminated); and (ii) any other qualified plan of the Employer which enables a plan described in
(i) to meet the requirements of Code Section 401(a)(4) or 410.

          (f) Determination date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year.
For the first year of the Plan, the last day of the Plan Year.

          (g) Present value: Present value shall be based only on the interest and mortality rates specified in Section 12 of the Membership Agreement.

12.02.  Minimum Contribution Provision
- --------------------------------------

          For each Plan Year in which the Plan is top heavy, each non-Key Employee (including those current Participants who did not complete 1,000 Hours of Service in the Plan Year) will be entitled to have contributions allocated to his Employer Contributions Account equal to at least 3% of his Compensation, provided that, in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, if the largest percentage of Compensation (not in excess of $200,000 or such higher amount authorized by government regulations) allocated to a Key Employee for a Plan Year is less than 3%, that largest percentage will be substituted for 3%. Contributions considered under this section will be based upon Compensation as defined in
Section 4.06(a) and will not include any contributions under the Social Security Act or any other federal or state law. For any top heavy Plan Year, the minimum allocations set forth in this section shall be allocated to the Participant's Account of all non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including non-Key Employees who have (a) failed to complete a Year of Service: (b) declined to make mandatory contributions (if required) to the Plan; and (c) been excluded from participation because of their level of Compensation.

     For any year in which the Employer maintains a defined benefit plan in addition to this Plan, the requirements of this paragraph will be satisfied if each non-Key Employee receives the 2% minimum annual benefit provided under the top heavy provisions of the defined benefit plan. For any year in which the Employer maintains another defined contribution plan in addition to this Plan, the minimum contribution described in this section shall be provided by such other defined contribution plan.

                     ARTICLE XIII
                     ------------

                    MISCELLANEOUS
                    -------------

13.01.  Voluntary Plan
- ----------------------

          The Plan is purely voluntary on the part of the Employer; and neither the establishment of the Plan nor any amendment thereof nor the creation of any fund or account nor the payment of any benefits shall be construed as giving any person a legal or equitable right against the Employer, the Trustee or the Plan Administrator unless the same shall be specifically provided for in this Plan or conferred by affirmative action of the Plan Administrator or the Employer in accordance with the terms and provisions of this Plan. Nor shall such actions be construed as giving any Employee or Participant the right to be retained in the service of the Employer. All Employees and/or Participants shall remain subject to discharge to the same extent as though this Plan had not been established.

13.02.  Forfeitures
- -------------------
     Forfeitures resulting from termination of a Participant's employment shall be used to reduce Employer matching contributions and profit sharing Employer contributions only when, after the Participant has incurred five consecutive one-year Breaks in Service, the Plan Administrator determines that the terminated Participant has no further right to such Forfeitures. Forfeitures may not be allocated among different Employers under this Master Plan. The forfeiture of a Participant's vested benefit because of a withdrawal of such Participant's Employee deferral contributions or Participant voluntary contributions or earnings thereon shall be prohibited under this Plan.

13.03.  Designation of Dates
- ----------------------------

          Whenever any date designated herein shall fall on a Saturday, Sunday or holiday, the next succeeding day which is not a Saturday, Sunday or holiday will be substituted therefor, except that where a date is designated as the last day of a period and such date falls on a Saturday, Sunday or holiday, the next preceding day which is not a Saturday, Sunday or holiday shall be substituted therefor.

13.04.  Non-alienation of Benefits
- ----------------------------------

          Participants and their beneficiaries shall be entitled to all the benefits specifically set out under the terms of the Plan, but said benefits or any of the property rights therein shall not be assignable or distributable to any creditor or other claimant of such Participant. A Participant shall not have the right to anticipate, assign, pledge, accelerate or in any way dispose of or encumber any of the monies or benefits or other property which may be payable or become payable to such Participant or his beneficiary. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Code Section 414(p) and determined pursuant to Section 8.04, or any domestic relations order entered before January 1, 1985.

13.05.  Inability to Receive Benefits
- -------------------------------------

          If the Plan Administrator receives evidence that (a) a person entitled to receive any payment under the Plan is physically or mentally incompetent to receive payment and to give a valid release therefor; and (b) a guardian, committee or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, such payment may be made to such guardian, committee or representative referred to in (b) above. The release to such guardian, committee or representative shall be a valid and complete discharge for the payment.

13.06.  Lost Participants
- -------------------------

          If the Plan Administrator is unable, after reasonable and diligent effort, to locate a Participant or beneficiary who is entitled to payment under the Plan, the payment due such person shall become a Forfeiture; provided, however, that if the Participant or beneficiary later files a claim for his benefit, it shall be reinstated. Notification by certified or registered mail to the last known address of the Participant or beneficiary shall be deemed a reasonable and diligent effort to locate such person.

13.07.  Service With Predecessor Employer
- -----------------------------------------

          If the Employer maintains the plan of a predecessor employer, service with such employer will be treated as service for the Employer.

13.08.  Limitation of Rights
- ----------------------------

          Nothing in the Plan, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm or association other than the Employer, the Participants and their successors in interest any right, remedy or claim under or by reason of this Plan.

13.09.  Gender
- --------------

          Whenever used in this Plan, the masculine pronoun refers to both men and women.

13.10.  Invalid Provision
- -------------------------

          In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan; but this Plan shall be construed and enforced as if said illegal and invalid provision(s) had never been inserted herein.

13.11.  Governing Law
- ---------------------

          The Plan shall be governed by and construed in accordance with the federal laws governing employee benefit plans qualified under the Code and in accordance with the local laws of the State of Ohio where such laws are not in conflict with the aforementioned federal laws.

13.12.  Construction
- --------------------

          In the event of any conflict between the terms of this Plan and any contract entered into pursuant to this Plan, the terms of the Plan shall control.

13.13.  Effective Date
- ----------------------
     The Effective Date of this Plan shall be January 1, 1991.

                      THE OHIO SAVINGS AND LOAN LEAGUE


                      By /s/ K. R. Elshoff
                         -----------------------------
                         President


                      By /s/ K. R. Elshoff
                         ------------------------------
                         Trustee


                      By /s/ Betty F. Easter
                         ------------------------------
                         Trustee

                      By  /s/ J. C. Kerber
                          ------------------------------
                          Trustee

                         AMENDMENT NO. 1

                            TO THE

                   OHIO SAVINGS AND LOAN LEAGUE

                MASTER SALARY SAVINGS PLAN AND TRUST


          WHEREAS, The Ohio Savings and Loan League ("Plan
Sponsor") has established a Master Salary Savings Plan and Trust
("Plan") and

          WHEREAS, the Plan provides that the Plan Sponsor may amend the Plan from time to time; and

          WHEREAS, the Plan Sponsor desires to amend the Plan in certain respects;

          NOW, THEREFORE, the Plan is amended as follows:

          1. Article VII shall be amended by adding the following Section 7.05A after Section 7.05 therein:

          "7.05A. Distributions made on or after January 1, 1993
          ------------------------------------------------------

          (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) The following definitions are applicable to the terms used in paragraph (a) of this Section 7.05A:

               (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments
(not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life
               expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (iii) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               (iv)     Direct rollover: A direct rollover is a
payment by the Plan to the eligible retirement plan specified by the distributee."

          IN WITNESS WHEREOF, the undersigned have executed this amendment effective as of January 1, 1993.

                         THE OHIO SAVINGS AND LOAN LEAGUE

Date  January 13, 1993         By /s/ K. R. Elshoff
                                  --------------------
                                  President

Date  January 13, 1993         By /s/ J. C. Kerber
                                  -------------------
                                  Trustee

Date  January 13, 1993         By /s/ Betty F. Easter
                                  ----------------------
                                  Trustee

Date  January 13, 1993         By /s/ K. R. Elshoff
                                  --------------------
                                  Trustee

          2. Article VII shall be further amended by deleting the first sentence of the fourth paragraph of Section 7.04 and substituting the following therefor:

          If a Participant terminates service and elects to receive the nonforfeitable amount of his Accounts, the remaining portion of such Accounts, if any, shall be treated as a Forfeiture.

          IN WITNESS WHEREOF, the undersigned have executed this amendment effective as of January 1, 1993.

                              THE OHIO SAVINGS AND LOAN LEAGUE

Date   August 27, 1993        By /s/ K. R. Elshoff
                                 --------------------
                                 President

Date   August 27, 1993        By /s/ K. R. Elshoff
                                 --------------------
                                 Trustee

Date   August 27, 1993        By /s/ J. C. Kerber
                                 -------------------
                                 Trustee

Date   August 30, 1993        By /s/ Betty F. Easter
                                 ----------------------
                                 Trustee

               For Plan Years beginning on or after January 1,
1994, any reference in this Plan to the limitation under Section
401(a)(17) of the Code shall mean the OBRA '93 Annual Compensation Limit set forth in this provision.

               If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 Annual Compensation Limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 Annual Compensation Limit is $150,000.

               For purposes of the limitation under Section
401(a)(17) of the Code, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year."

          2. Article VII shall be amended by adding after the last paragraph of Section 7.08 the following:

               "If a distribution is one to which Section
401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                    (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                    (2)     the Participant, after receiving the
notice, affirmatively elects a distribution."

          IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of January 1, 1994.

                             THE OHIO SAVINGS AND LOAN LEAGUE

Date   March 30, 1994      By /s/ K. R. Elshoff
                              --------------------
                                 President

Date   March 30, 1994      By /s/ J. C. Kerber
                             -------------------
                                 Trustee

Date   March 30, 1994      By /s/ Betty F. Easter
                              ----------------------
                                 Trustee

Date   March 30, 1994      By /s/ K. R. Elshoff
                              --------------------
                                 Trustee

                         AMENDMENT NO. 4

                             TO THE

              OHIO LEAGUE OF FINANCIAL INSTITUTIONS

              MASTER SALARY SAVINGS PLAN AND TRUST

          WHEREAS, The Ohio League of Financial Institutions ("Plan Sponsor") has established a Master Salary Savings Plan and Trust
("Plan"); and

          WHEREAS, the Plan provides that the Plan Sponsor may amend the Plan from time to time; and

          WHEREAS, the Plan Sponsor desires to amend the Plan in certain respects;

          NOW THEREFORE, the Plan is amended as follows:

          1.     Article V shall be amended by deleting Section
5.02 in its entirety and substituting the following therefor:

          5,02.     Directed Investments
          ------------------------------

                   If the Employer elects, in Section 9 of the Membership Agreement, to direct the investment of the assets of the Plan, an investment account shall be established with a licensed broker-dealer designated by the Employer in the Membership Agreement for the Plan. The investment decisions for the assets held in such investment account shall be made, in accordance with the directions of the Participants, by the individual or individuals designated in the Membership Agreement. Such individual or individuals shall be permitted to invest all or a portion of the assets in the investment account in qualifying Employer Securities, as defined in Section 409(1) of the Code and Section 407(d)(5) of ERISA. All investments made with assets in the investment account shall be made through a licensed broker-dealer, and neither the Trustee nor the Association shall make any recommendations with respect to the disposition or continued retention of any such investment. Neither the Trustee nor the Association shall be under any duty or obligation to review any investment to be acquired, held or disposed of pursuant to the directions of the individual or individuals designated in the Membership Agreement. The Employer hereby agrees to indemnify and to defend the Trustee and the Association and to hold them harmless from and against any claim or liability that may be asserted against the Trustee or the Association by reason of any action taken by the individual or individuals designated in the Membership Agreement to make investment decisions pursuant to this Section 5.02."

          IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of January 1, 1994.

                                   THE OHIO LEAGUE OF
                                   FINANCIAL INSTITUTIONS

Date   October 25, 1994     By /s/ K. R. Elshoff
                              --------------------
                                 President

Date   October 25, 1994     By /s/ K. R. Elshoff
                              --------------------
                                 Trustee

Date   October 25, 1994     By /s/ J. C. Kerber
                              -------------------
                                 Trustee

Date   October 25, 1994     By /s/ Betty F. Easter
                              ----------------------
                                 Trustee

                         AMENDMENT NO. 5
                            TO THE
              OHIO LEAGUE OF FINANCIAL INSTITUTIONS
               MASTER SALARY SAVINGS PLAN AND TRUST

          WHEREAS, the Ohio League of Financial Institutions ("Plan Sponsor") established a Master Salary Savings Plan and Trust
("Plan") under its former name "The Ohio Savings and Loan League
Master Salary Savings Plan and Trust"' and

          WHEREAS, the Plan provides that the Plan Sponsor may amend the Plan from time to time; and

          WHEREAS, the Plan Sponsor desires to amend the Plan in certain respects;

          NOW, THEREFORE, the Plan is amended by deleting all references to "The Ohio Savings and Loan League" and replacing such references with "Ohio League of Financial Institutions."

          IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of January 1, 1994.

                             OHIO LEAGUE OF FINANCIAL INSTITUTIONS

Date   December 5, 1994      By /s/ K. R. Elshoff
                                --------------------
                                 President

Date   December 5, 1994      By /s/ K. R. Elshoff
                                --------------------
                                 Trustee

Date   December 5, 1994      By /s/ J. C. Kerber
                                -------------------
                                 Trustee

Date   December 5, 1994      By /s/ Betty F. Easter
                                ----------------------
                                 Trustee

                          AMENDMENT NO. 6
                              TO THE
              OHIO LEAGUE OF FINANCIAL INSTITUTIONS
              MASTER SALARY SAVINGS PLAN AND TRUST

          WHEREAS, the Ohio League of Financial Institutions ("Plan Sponsor") established a Master Salary Savings Plan and Trust
("Plan") under its former name "The Ohio Savings and Loan League
Master Salary Savings Plan and Trust" and

          WHEREAS, the Plan provides that the Plan Sponsor may amend the Plan from time to time; and

          WHEREAS, the Plan Sponsor desires to amend the Plan in certain respects;

          NOW, THEREFORE, the Plan is amended as follows:

          1. Section 7.05 shall be deleted in its entirety, and the following shall be substituted therefor:

          "7.05.     Distribution of Benefits
          ------------------------------------

               Amounts distributable pursuant to Section 7.01, 7.02, 7.03 or 7.04 will be distributed to the Participant, or his Beneficiary, in either a single sum payment in cash or in annual installment payments in cash. In addition, single sum and installment payments may be made under this Plan, in whole or in part, in assets held in the Trust Fund.

               If a Participant's Accounts are to be distributed in other than an immediate lump sum, minimum annual payments under the Plan must be paid over one of the following periods (or a combination thereof):

               (a) A period certain not extending beyond the life expectancy of the Participant; or

               (b) A period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary."

          2.     A new Section 8.06 shall be added following
Section 8.05 to read as follows:

          "8.06.     Voting of Employer Securities
          -----------------------------------------

               Notwithstanding any provision contained in this Plan, a Participant shall be entitled to direct the Trustee with respect to the manner in which any qualifying Employer Securities (as defined in Section 409(1) of the Code and Section 407(d)(5) of ERISA) which are credited to his Account are to be voted with respect to any corporate matter. The manner in which such directions to the Trustee are to be made shall be determined pursuant to rules and regulations established by the Plan Administrator."

          IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of January 1, 1996.

                                   OHIO LEAGUE OF FINANCIAL
                                   INSTITUTIONS

Date   February 13, 1996           By /s/ K. R. Elshoff
                                     --------------------
                                     President

Date   February 13, 1996         By /s/ K. R. Elshoff
                                    --------------------
                                    Trustee

Date   February 13, 1996         By /s/ J. C. Kerber
                                    -------------------
                                    Trustee

Date   February 13, 1996         By /s/ Betty F. Easter
                                    ----------------------
                                    Trustee

                          AMENDMENT NO. 7
                             TO THE
              OHIO LEAGUE OF FINANCIAL INSTITUTIONS
             MASTER SALARY SAVINGS PLAN AND TRUST

          WHEREAS, the Ohio League of Financial Institutions ("Plan Sponsor") established a Master Salary Savings Plan and Trust
("Plan") under its former name "The Ohio Savings and Loan League
Master Salary Savings Plan and Trust" and

          WHEREAS, the Plan provides that the Plan Sponsor may amend the Plan from time to time; and

          WHEREAS, the Plan Sponsor desires to amend the Plan in certain respects;

          NOW, THEREFORE, the Plan is amended as follows:

          1. Section 3.04 shall be deleted in its entirety, and the following shall be substituted therefor:

          "3.04.     Rollover Contributions
          ----------------------------------

               If permitted in the Membership Agreement, Participants may roll over distributions from other qualified pension or profit sharing plans or distributions from individual retirement accounts which consist solely of distributions from qualified pension or profit sharing plans and earnings thereon. Amounts so rolled over shall be credited to the Participant's Rollover Account and shall be fully vested in such Participant and nonforfeitable at all times. Amounts transferred directly from other qualified pension or profit sharing plans shall be treated hereunder as rollovers. Notwithstanding any provision contained in this Section 3.04, this Plan shall not receive any rollovers or direct transfers from any qualified pension or profit sharing plan if such rollover or direct transfer would cause this Plan to be subject to, or in violation of, the joint and survivor annuity rules contained in Code Sections 401(a)(11) and 417."

          2. Section 5(c) of Membership Agreement Number 02-001 for the Plan shall be deleted in its entirety, and the following shall be substituted therefor:

          "( ) (c)     Rollover Contributions (Optional):

                    The Employer elects, pursuant to Section 3.04 of the Basic Document, to allow rollover contributions."

          IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of January 1, 1996.

                              OHIO LEAGUE OF FINANCIAL
                              INSTITUTIONS

Date   May 16, 1996        By /s/ K. R. Elshoff
                              --------------------
                                 President

Date   May 16, 1996        By /s/ K. R. Elshoff
                              --------------------
                                 Trustee

Date   May 16, 1996        By /s/ J. C. Kerber
                              -------------------
                                 Trustee

Date   May 16, 1996        By /s/ Betty F. Easter
                              ----------------------
                                 Trustee